                                                                   Exhibit 10.16
================================================================================

                                                                 CMD 103A (8/98)
                                                                      Base Years








                                  OFFICE LEASE


                                      WITH


                           OpenSite Technologies, Inc.









         SUITE(S):         100


         BUILDING:         2800 Meridian Parkway
                           Durham, North Carolina  27713


================================================================================

                                TABLE OF CONTENTS

ARTICLE 1:        BASIC PROVISIONS............................................1

ARTICLE 2:        TERM AND COMMENCEMENT.......................................3

ARTICLE 3:        BASE RENT AND ADDITIONAL RENT...............................4

ARTICLE 4:        CONDITION OF PREMISES.......................................7

ARTICLE 5:        QUIET ENJOYMENT.............................................8

ARTICLE 6:        UTILITIES AND SERVICES......................................8

ARTICLE 7:        USE, COMPLIANCE WITH LAWS, AND RULES.......................11

ARTICLE 8:        MAINTENANCE AND REPAIRS....................................12

ARTICLE 9:        ALTERATIONS AND LIENS......................................12

ARTICLE 10:       INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS...............14

ARTICLE 11:       CASUALTY DAMAGE............................................15

ARTICLE 12:       CONDEMNATION...............................................17

ARTICLE 13:       ASSIGNMENT AND SUBLETTING..................................17

ARTICLE 14:       PERSONAL PROPERTY, RENT AND OTHER TAXES....................20

ARTICLE 15:       LANDLORD'S REMEDIES........................................21

ARTICLE 16:       SECURITY DEPOSIT...........................................24

ARTICLE 17:       ATTORNEYS' FEES AND VENUE..................................25

ARTICLE 18:       SUBORDINATION, ATTORNMENT AND LENDER PROTECTION............25

ARTICLE 19:       ESTOPPEL CERTIFICATES......................................26

ARTICLE 20:       RIGHTS RESERVED BY LANDLORD................................26

ARTICLE 21:       RIGHT TO CURE..............................................27

ARTICLE 22:       INDEMNIFICATION............................................28

ARTICLE 23:       RETURN OF POSSESSION.......................................29

ARTICLE 24:       HOLDING OVER...............................................30

ARTICLE 25:       NOTICES....................................................30

ARTICLE 26:       REAL ESTATE BROKERS........................................31

ARTICLE 27:       NO WAIVER..................................................31

ARTICLE 28:       TELECOMMUNICATION LINES....................................31

ARTICLE 29:       HAZARDOUS MATERIALS........................................32

ARTICLE 30:       DEFINITIONS................................................34

ARTICLE 31:       OFFER......................................................39

ARTICLE 32:       MISCELLANEOUS..............................................39

ARTICLE 33:       ENTIRE AGREEMENT...........................................41



EXHIBITS................................................  Listed in Article 1.P

                                  OFFICE LEASE


         THIS OFFICE LEASE ("Lease") is made and entered into as of the __ day of June, 1999, by and between CMD PROPERTIES, INC., ("Landlord"), an Illinois corporation, and OpenSite Technologies, Inc. ("Tenant"), a Delaware corporation.


                           ARTICLE 1: BASIC PROVISIONS

         This Article contains the basic lease provisions between Landlord and Tenant.

A. Building:               Located at 2800 Meridian Parkway, Durham, North
                           Carolina (the "Property", as further described in Article 30).

B. Premises:               Suite 100 located on the 1st floor of the Building as
                           outlined or cross-hatched on Exhibit A hereto.

C. Commencement Date:      July 1, 1999, subject to Articles 2 and 4.

D. Expiration Date:        February 28, 2006, subject to Articles 2 and 4.

E. Rentable Area:          The rentable area of the Premises shall be deemed to
                           be 25,033 square feet, and the rentable area of the Property shall be deemed to be 50,052 square feet, for purposes of this Lease, subject to Article 30.
                           The preceding measurements were made using the BOMA/ANSI Standards as of June 7, 1996.

F. Tenant's Share:         Fifty and 01/100 percent (50.01%), subject to Article
                           30.

G. Base Rent:              Tenant shall pay monthly Base Rent pursuant to the
                           following schedule and as described in Article 3:

  ------------------------------------------------------------------------------
                        Period                             Monthly Base Rent
  ------------------------------------------------------------------------------
  Commencement Date - 6/30/00                                 $34,420.38
  ------------------------------------------------------------------------------
  7/1/00 - 6/30/01                                            $35,463.42
  ------------------------------------------------------------------------------
  7/1/01 - 6/30/02                                            $36,506.46
  ------------------------------------------------------------------------------
  7/1/02 - 6/30/03                                            $37,549.50
  ------------------------------------------------------------------------------
  7/1/03 - 6/30/04                                            $38,592.54
  ------------------------------------------------------------------------------
  7/1/04 - 6/30/05                                            $39,635.58
  ------------------------------------------------------------------------------
  7/1/05 - Expiration Date                                    $40,678.68
  ------------------------------------------------------------------------------

H. Additional Rent:        Tenant shall pay Tenant's Share of Taxes and Expenses
                           in excess of the amounts respectively for 2000 ("Base
                           Tax Year") and 2000 ("Base Expense Year"), as further described in Article 3.

I. Permitted Use:          General office use, subject to Article 7.

J. Security Deposit:       $34,420.38, subject to Article 16.

K. Broker (if any):        Advantis

L. Guarantor(s):           N/A

M. Landlord's Notice Address (subject to Article 25):

                           c/o CMD Realty Investors, Inc., Suite 135, 2500 Meridian Parkway, Durham, North Carolina 27713,
                           Attn.: Regional Manager; with copies c/o CMD Realty Investors, Inc., 227 West Monroe Street, Suite 3900, Chicago, Illinois 60606, Attn.: General Counsel and
                           Attn.: Asset Manager.

N. Tenant's Notice Address (subject to Article 25):

                           Until the Commencement Date: OpenSite Technologies, Inc., 5315 Highgate Dr., Suite 102, Durham, NC 27713
                           Attn: V.P. Finance/COO

                           On the Commencement Date: OpenSite Technologies, Inc., 2800 Meridian Parkway, Suite 100, Durham, NC 27713. Attn: V.P. Finance/COO

                           With a copy to: Steven I. Reinhard, Esq., Ragsdale, Liggett & Foley, CrossPointe Plaza, 2840 Plaza Place, Suite 400, Raleigh, North Carolina 27612.

O. Rent Payments:          Rent shall be paid to Landlord c/o The First National
                           Bank of Chicago, P.O. Box 93150, Chicago, Illinois
                           60673-3150, or such other parties and addresses as to which Landlord shall provide thirty (30 ) days' advance notice.

P. Exhibits:               This Lease includes, and incorporates by this
                           reference:

                           Exhibit A:  Premises
                           Exhibit B:  Rules
                           Exhibit C:  Work Letter
                           Exhibit D:  Cleaning Specifications
                           Exhibit E:  Extension Option
                           Exhibit F:  Letter of Credit Requirements
                           Exhibit G:  Tenant Exterior Sign
                           Exhibit H:  Tenant's Name on Landlord's Monument Sign

         The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 30 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).


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

                        ARTICLE 2: TERM AND COMMENCEMENT

         A. Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the other provisions of this Lease. The term ("Term") of this Lease shall commence on the Commencement Date and end on the Expiration Date set forth in Article 1, unless sooner terminated as provided in this Lease, subject to adjustment as provided below and the other provisions of this Lease.

         B. Early Commencement. The Commencement Date, Rent and Tenant's other obligations shall be advanced to such earlier date as Tenant, with Landlord's written permission, commences occupying the Premises for the operation and conduct of business. If such event occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant's other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved). During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same for the operation and conduct of business (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. Landlord shall permit early entry, so long as the Premises are legally available, Landlord has completed any work required to be performed by Landlord under this Lease (or can reasonably accommodate the scheduling of minor work Tenant desires to perform, such as cabling, without delaying any such Landlord work), and Tenant is in compliance with the other provisions of the Lease, including the insurance requirements.

         C. Commencement Delays. The Commencement Date and Rent and Tenant's other obligations relating thereto shall be postponed to the extent Tenant is not reasonably able to occupy the Premises for the operation and conduct of business because Landlord fails, by the Commencement Date set forth in Article 1 to: (i) deliver possession of the Premises and (ii) substantially complete the improvements to the Premises required to be performed by Landlord under Exhibit C to this Lease, except to the extent that Tenant, its space planners, architects, contractors, agents or employees in any way contribute to such failure. The substantial completion referred to in subsection (ii) above,
Section 4B of the Lease and in Exhibit C shall be deemed to have occurred when evidenced by the city of Durham inspector's issuance of a temporary certificate of occupancy and a certificate of substantial completion issued by the Architect (as defined in Exhibit C). If such failure occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant's other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). If the Commencement Date is postponed pursuant to the foregoing provisions for a ninety (90) day initial grace period, Tenant shall have the right to terminate this Lease by notice to Landlord given within ten (10) days thereafter, subject to Landlord's right to cure as provided in Article 21. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the postponement of Rent and other obligations and right to terminate this Lease described herein.

         D. Adjustments to Dates and Other Matters; Confirmation. If the Commencement Date is advanced to an earlier date as provided above, the Expiration Date shall not be changed. If the Commencement Date is postponed as provided above, the Expiration Date shall be extended by the same length of time and all other specific dates within this Lease (including Base Rent increases) shall likewise be postponed. If the Commencement Date occurs other than on the first day of a calendar month, then the Term shall be extended so that the Expiration Date is the last day of the calendar month in which it would otherwise occur, and the dates for any fixed increases in the Base Rent shall be adjusted so that they occur on the first day of the calendar month following the month in which they would otherwise occur. Tenant shall execute a confirmation of any dates, as adjusted herein, in such form as Landlord may reasonably request; any failure to respond within thirty (30) days after requested shall be deemed an acceptance of the matters set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of such dates, then Tenant shall pay Rent and perform all other obligations, in the amounts and on the dates set forth in Article 1, subject to retroactive and prospective adjustment between the parties promptly after the matter is resolved.

                    ARTICLE 3: BASE RENT AND ADDITIONAL RENT

         A. Base Rent. Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

         B. Taxes and Expenses. Effective January 1, 2001, Tenant shall pay Landlord Tenant's Share of Taxes and Expenses in excess of the amounts of Taxes and Expenses respectively for the Base Tax Year and Base Expense Year in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 30.

         C. Payments.

         (i) Commencing January 1, 2001, Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Expenses for any full or partial calendar year of the Term; such estimate shall be made by Landlord in good faith and shall contain a listing in reasonable detail for categories of Expenses. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, but not more than once per calendar year.

         (ii) Within 120 days after the end of each calendar year (beginning with the calendar year 2001), or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Expenses for such calendar year, with a listing in reasonable detail of amounts for categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and
(c) any further revised estimate of Tenant's obligations for Taxes and Expenses for the current calendar year.

         (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within thirty (30) days after Landlord sends the Statement. If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Expenses, Landlord shall credit the difference against the payment of Rent next due. If the Term shall have expired or been terminated and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends the Statement.

         (iv) If the Statement shows a further increase in Tenant's estimated payments for the current calendar year (beginning with the calendar year 2001), Tenant shall: (a) thereafter pay the new estimated amount until Landlord further revises such estimated amount, and (b) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within thirty (30) days after Landlord sends the Statement, provided that Landlord has sent the Statement by April 30 of the calendar year following the calendar year to which the Statement relates. If Landlord sends the Statement after April 30 of the calendar following the calendar year to which the Statement relates, then Tenant's payments shall be as follows: (1) within thirty (30) days after Landlord sends the Statement, Tenant shall pay the difference between the new and former estimates for the months of January through April of the current year, (2) within sixty (60) days after Landlord sends the Statement, Tenant shall pay the difference between the new and former estimates for the month of May through the month in which Landlord sends the Statement.

         D. Tax Refunds, Protest Costs, Fiscal Years and Special Assessments. Landlord shall each year: (i) credit against Taxes any refunds received during such year, whether or not for a prior year, (ii) include in Taxes any additional amount paid during such year involving an adjustment to Taxes for a prior year due to error by the taxing authority, supplemental assessment, or other reason,
(iii) for Taxes payable in installments over more than one year, include only the minimum amounts payable each year and any interest thereon, and (iv) include, in either Taxes or Expenses, any fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful. Notwithstanding anything to the contrary contained in this Lease, if any taxing authority, at any time, uses a fiscal year other than a current


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

calendar year, Landlord may elect to require payments by Tenant based on: (a) amounts paid or payable during each calendar year without regard to such fiscal years, or (b) amounts paid or payable for or during each fiscal tax year.

         E. Grossing Up Variable Expenses; Taxes. In order to allocate variable Expenses (i.e. those items that vary based on occupancy levels, such as janitorial and utility costs) among those parties who are incurring such Expenses when the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of such variable Expenses that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of Expenses for such year (rather than adjusting Tenant's Share by subtracting vacant space from the denominator); if Landlord makes such an adjustment to Expenses for any year following the Base Expense Year, Landlord shall also make such an adjustment to Expenses for the Base Expense Year. If Landlord adds a new type of expense in a subsequent year that was not included in the Base Year (e.g. an annual HVAC maintenance contract that was not needed during the Base Expense Year because of an HVAC warranty), then Landlord shall make an appropriate adjustment to the Base Expense Year by adding thereto a reasonable amount to reflect the expense that would have been incurred if such new type of expense (e.g. such annual HVAC maintenance contract) had been incurred in the Base Expense Year. Similarly, If Landlord is not furnishing any particular utility or service (the cost of which, if performed by Landlord, would be included in Expenses) to a tenant during any period, Landlord may for such period: (i) adjust Expenses to reflect the additional amount that would reasonably have been incurred during such period had Landlord furnished such utility or service to such tenant, or (ii) exclude the rentable area of such tenant from the rentable area of the Property in computing Tenant's Share of the component of Expenses for such utility or service.

         Landlord shall adjust the Taxes for the Base Tax Year to the amount that the Taxes would have been for the Base Tax Year if the Building had been fully occupied and fully improved.

         F. Prorations; Payments After Term Ends. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Tenant's and Landlord's obligations regarding Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination.

         G. Landlord's Accounting Practices and Records. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. Although this Lease contemplates the general computation of Taxes and Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to apply a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected, and further provided that Landlord shall continue to pay Expenses and Taxes on a timely basis. Tenant or its representative (acting on a non-contingent fee basis) shall have the right to review such records by sending notice to Landlord no later than ninety (90) days following the furnishing of the Statement specifying such records as Tenant reasonably desires to review. Such review shall be subject to the continuing condition that Tenant not be in Default, and subject to reasonable scheduling by Landlord during normal business hours at the place or places where such records are normally kept provided that such records shall be kept within the 48 continental United States. No later than ninety (90) days after Landlord makes such records available for review, Tenant shall send Landlord notice specifying any exceptions that Tenant takes to matters included in such Statement, Tenant's detailed reasons for each exception which support a conclusion that such exception properly identifies an error in such Statement, and a complete copy of the review report. Such Statement shall be considered final and binding on Tenant, except as to matters to which exception is taken after review of Landlord's records in the foregoing manner


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

and within the foregoing times. The foregoing times for sending Tenant's notices hereunder are critical to Landlord's budgeting process, and are therefore of the essence of this Paragraph. If Tenant takes timely exception as provided herein, Landlord may seek certification from an independent certified public accountant or financial consultant (who shall be subject to Tenant's reasonable approval) as to the proper amount of Taxes and Expenses or the items as to which Tenant has taken exception. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional amounts not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Tenant's Share of Taxes and Expenses were overstated by a net amount of three percent (3%) or more, in which event Landlord shall pay the reasonable cost of such certification provided that such reasonable cost does not exceed the amount of the overstatement. Pending review of such records and resolution of any exceptions, Tenant shall pay Tenant's Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

         H. Base Year Adjustments. If Taxes for the Base Tax Year are reduced as the result of protest or otherwise, Landlord may use the final reduced amount of Taxes for the Base Tax Year to compute Tenant's obligations for increases in Taxes during the Term. In such case, Tenant shall pay Landlord, within fifteen
(15) days after notice, any additional amount of Taxes required by such computation for any period that has theretofore occurred during the Term following the Base Tax Year. Landlord may exclude from Base Year Expenses any non-recurring items, including capital expenditures otherwise permitted under
Article 30 (and shall only include the amortization of such expenditures in subsequent year Expenses to the extent permitted under Article 30). If Landlord eliminates from any subsequent year Expenses a recurring category of Expenses previously included in Base Year Expenses, Landlord may subtract such category from Base Year Expenses commencing with such subsequent year.

         I. General Payment Matters. Base Rent, Taxes, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of rent shall be applicable thereto. Tenant shall pay Rent in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes on Rent as further described in Article 14. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. No delay by Landlord in providing the Statement shall be deemed a default by Landlord or, unless Landlord fails to provide the Statement within one (1) calendar year following the close of the calendar year to which the Statement relates, a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Expenses. In no event shall a decrease in Taxes or Expenses serve to decrease Base Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.


                        ARTICLE 4: CONDITION OF PREMISES

         A. General Condition of Premises. Tenant has inspected, or had an opportunity to inspect, the Premises (and portions of the Property, Systems and Equipment providing access to or serving the Premises), and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided under this Lease (which term includes any Exhibit hereto). To the extent that Landlord has expressly agreed to perform any improvements to the Premises under this Lease, the following provisions shall apply.

         Landlord warrants and represents that, as of the date that Landlord delivers possession of the Premises to Tenant: (1) the Systems and Equipment serving the Property and the systems and equipment serving the Premises (to the extent that the same are part of the Work under Exhibit C) shall be in good working order, and (2) the common areas of the Building shall comply with all Laws, including, but not limited to, the Americans with Disabilities Act. Landlord's sole liability for breach of any of the foregoing warranties shall be the obligation to make such repairs or alterations to the Property and the Premises as are necessary to cure the violation of the warranty.

         Landlord warrants and represents that, to Landlord's actual knowledge as of the date of this Lease: (1) the systems and equipment existing in the Premises are in good working order, and
(2) there are no current material violations of Laws, including but not limited to building codes, Laws governing Hazardous Materials, or the Americans With Disabilities Act and related state statutes, affecting Tenant's use of the Premises. Landlord's sole liability for breach of any of the foregoing warranties shall be the obligation to make such repairs or alterations to the Property and the Premises as are necessary to cure the violation of the warranty. "Landlord's actual knowledge" herein means the actual knowledge, without investigation, of the Regional Manager for the management company for the Property.

         B. Improvements. With respect to the improvements to the Premises that Landlord is required to perform under Exhibit C to this Lease: (i) Landlord shall use diligent, good faith efforts to substantially complete any such improvements to an extent that Tenant can reasonably occupy the Premises for the operation and conduct of business by the Commencement Date set forth in Article 1, subject to Article 2 and the other provisions of this Lease, (ii) Tenant shall use diligent, good faith efforts to cooperate, and to cause its space planners, architects, contractors, agents and employees to cooperate, diligently and in good faith with Landlord and any space planners, architects, contractors or other parties designated by Landlord, such that any such improvements to the Premises can be planned, permits can be obtained, and the work can be substantially completed by the Commencement Date set forth in Article 1, and
(ii) the Commencement Date, Rent and Tenant's other obligations shall be subject to postponement as further described in Article 2. In the event of any dispute as to whether any such improvements have been substantially completed, Landlord shall refer the matter to a third party mutually and reasonably agreeable to both Landlord and Tenant whose decision shall be final and binding on the parties.


                           ARTICLE 5: QUIET ENJOYMENT

         Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold and enjoy the Premises during the Term free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.


                        ARTICLE 6: UTILITIES AND SERVICES

         A. Standard Landlord Utilities and Services. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses):

         (i) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable Law, for occupancy of the Premises as offices during Building Hours (as defined in Article 30).

         (ii) Water from city mains for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Property, or points of supply in the Premises installed by or with Landlord's written consent for such purposes.

         (iii) Cleaning and trash removal in and about the Premises substantially in accordance with the specifications attached hereto as Exhibit D.

         (iv) Passenger elevator service at all times (if the Property has such equipment serving the Premises, and subject to changes in the number of elevators in service after Building Hours or at other times), and freight elevator service (if the Property has such equipment serving the Premises, and subject to scheduling by Landlord), in common with Landlord and other parties.

         (v) Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices, where: (a) Tenant uses an amount of electricity that is generally consistent with average office use at the Property, as reasonably determined by Landlord, (b) the Systems and Equipment are suitable, and the safe and lawful capacity thereof is not exceeded, and (c) sufficient capacity remains at all times for other existing and


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

future tenants, as reasonably determined by Landlord. Landlord shall include in Expenses the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

         (vi) Sprinklering of the Building in accordance with applicable Laws.

         (vii) Landscaping and snow removal services comparable to those provided as standard services by landlords for office space in comparable buildings in the vicinity.

         B. Additional Utilities and Services. Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall pay for the actual cost to Landlord of any extra utilities or services, including Landlord's actual, reasonable out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to five percent (5%) of such costs. All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within fifteen
(15) days after such billing. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Property, whether due to items of equipment or machinery generating heat, above-normal concentrations of personnel or equipment, or alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. In any such case, Landlord may elect to balance the air and/or install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant's expense, as an extra utility or service (or require that Tenant arrange for the same as Work under Article 9). Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional utilities and services, Landlord may reasonably elect from time to time to expand the amounts of services and utilities available without separate charge, in which case the costs thereof shall be included in Expenses, subject to the following sentence. In the event that, in any calendar year, any increase in Expenses resulting from the expansion of the amounts of services and utilities included in Expenses pursuant to the preceding sentence is estimated to exceed $0.50 per rentable square foot in the aggregate in any calendar year, then Landlord shall be required to obtain Tenant's approval (which shall not be unreasonably withheld, conditioned or delayed) of any amounts exceeding $0.50 per rentable square foot, provided that this sentence shall not apply to: (1) any increase in Expenses due to a reasonable increase in normal Building hours, and (2) any increase in Expenses due to changes in how a service or utility already included in Expenses is furnished.

         Notwithstanding anything to the contrary contained herein, it is understood and agreed by the parties that, due to the size and manner of design of the Building, HVAC services shall be available at all times without additional charge therefor (other than as part of Expenses), except that Landlord reserves the right pursuant to Article 6A(v) above to determine in a reasonable manner and charge Tenant for the cost of electricity used by Tenant in excess of average office use. If Tenant disputes the excess electricity charges as determined by Landlord, Tenant shall have the right, at Tenant's expense, to engage a consultant to provide another determination of such charges and Landlord agrees to reasonably and in good faith consider the merit and accuracy of such alternative determination in making its final determination of the excess electricity charges.

         C. Monitoring. Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's charges and fees as described in Paragraph B above for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord's charges for such amount of excess services or utilities used by Tenant.

         D. Interruptions and Changes. Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord's reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, serve to abate Rent, or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, after Landlord's receipt of notice, Landlord shall act reasonably and in good faith to cure the interruption or curtailment of services or utilities as soon as practicable thereafter.

         E. Abatement of Rent. Notwithstanding Paragraph D above to the contrary, if: (a) any services or utilities required to be provided by Landlord hereunder are interrupted or discontinued as a result of Landlord's negligence (and not caused by Tenant or its employees, agents or contractors), and Tenant is unable to and does not use, the Premises as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within five (5) consecutive business days after receiving such notice, Base Rent hereunder shall thereafter be abated until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. Notwithstanding anything to the contrary contained herein, if Tenant, or its contractors, or their respective officers, employees, contractors, invitees or agents, delay Landlord in restoring the utilities or services, Landlord shall have additional time to complete the restoration equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.


                 ARTICLE 7: USE, COMPLIANCE WITH LAWS, AND RULES

         A. Use of Premises. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions of this Article and this Lease. Unless expressly permitted in Article 1, Tenant shall not use or permit the Premises to be used as a: (i) social-welfare office, (ii) medical, dental, psychology, psychiatry, or science office or laboratory, (iii) multi-party "executive" or "legal" suite type offices, (iv) data processing, telecommunications or telemarketing center,
(v) school, educational or training facility, (vi) employment, placement, recruiting or clerical support agency, (vii) computerized vehicle sales, loan or "finder" service, (viii) governmental, quasi-governmental, trade association or union office or activities, (ix) travel agency or reservation center, (x) radio or television studio or broadcasting or recording facility, or (xi) retail real estate brokerage, retail stock brokerage, retail bank or other retail financial institution, loan office, depository, check-cashing or wire-transferring service.

         B. Compliance With Laws. Subject to Section 4A and except to the extent that such compliance is allocated to Landlord elsewhere under this Lease, the Tenant shall comply with all Laws relating to the Premises and Tenant's use of the Premises and Property, and shall promptly reimburse (within thirty (30) days after Tenant's receipt of Landlord's invoice) Landlord for any expenses Landlord incurs for work or other matters relating to areas outside of the Premises in order to comply with Laws as a result of Tenant's use of the Premises or Property; provided, Tenant shall not be required by this provision to perform structural or capital improvements to the Premises unless required by a Law pertaining to: (i) Tenant's particular use of the Premises (as opposed to a Law that applies to office tenants in general), (ii) Work performed by or for Tenant or any Transferee (i.e. excluding any improvements or work that Landlord is required to perform under this Lease), or (iii) other acts or omissions of Tenant or any Transferee.

         Landlord shall comply with all Laws affecting the structure or common areas of the Property (the cost of which shall be included in Expenses, but only to the extent permitted in the definition thereof in Article 30), except to the extent that such compliance is Tenant's responsibility under this Lease or is the responsibility of another occupant of the Property. To the best of Landlord's actual knowledge as of the date of this Lease and as of the Commencement Date, there are no current violations of Laws affecting the Premises or Tenant's use of the Property.

         C. Rules. Tenant shall comply with the Rules set forth in Exhibit B attached hereto (the "Rules"). Landlord shall have the right, by notice to Tenant, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein provided that such amended Rules are not contrary to this Lease. Although Landlord shall not discriminate against Tenant in the enforcement of the Rules, nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of Laws or the Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

         D. Other Requirements. So long as Tenant receives written notification of the applicable requirements, Tenant shall not use or permit the Premises or Property to be used in a way that will: (i) violate the requirements of Landlord's insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord's policies, impair the insurability of the Property, or increase Landlord's premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any certificates of occupancy issued for the Premises or the Property, or any other requirements, covenants, conditions or restrictions affecting the Property at any time (provided none of the foregoing shall prohibit or materially impair use of the Premises as set forth in Article 1 in compliance with the other provisions of this Lease and the enjoyment of the other rights accorded to Tenant under this Lease).


                       ARTICLE 8: MAINTENANCE AND REPAIRS

         Except for customary cleaning and trash removal provided by Landlord under Article 6, casualty damage to be repaired by Landlord under Article 11 and any other obligations of Landlord hereunder, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in
Article 7, and as required under other provisions of this Lease, including the Rules (including any carpet and other flooring material, paint and wall-coverings, doors, windows, ceilings, interior surfaces of walls, lighting, plumbing and other fixtures, alterations, improvements, and systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord and arrange for the same either:
(i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within fifteen (15) days after billing, or (ii) at Tenant's option, by engaging such contractors or staff as Landlord shall first designate or approve in writing to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing and otherwise in compliance with Article 9 respecting "Work". Tenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder and upon completion thereof. Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (subject to Article 10C). Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the roof, structure, Systems and Equipment, and common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses to the extent permitted in the definition thereof in
Article 30).


                        ARTICLE 9: ALTERATIONS AND LIENS

         A. Alterations and Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord shall not unreasonably withhold, condition or delay consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Work affecting the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. Landlord may only require removal of Work installed by or for Tenant as provided under Article 23.

         Notwithstanding the foregoing to the contrary, Tenant may perform minor Work in the Premises without Landlord's consent, and without paying Landlord's fee described below (but subject to paying Landlord's out-of-pocket costs as described below), provided: (i) such work shall be primarily cosmetic in nature (i.e. shall primarily consist of paint, carpeting and/or wall-coverings), shall not affect the Systems or Equipment, and shall not affect the structure of the Property, (ii) Tenant shall give reasonable advance notice to, and shall coordinate the scheduling of such work with, Landlord, (iii) such Work shall not cost more than $50,000 in the aggregate in any twelve (12) month period, and
(iv) such Work shall be subject to all other provisions of this Lease, including, but not limited to, the other provisions of this Article (other than Paragraph B), and the Rules attached hereto as Exhibit B.

         B. Approval Conditions. Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord's approved list (if reputable and available on commercially reasonable terms) or submit for Landlord's prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use,
(ii) submit for Landlord's written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide additional insurance, bonds (or evidence reasonably satisfactory to Landlord that the contractor(s) to be used by Tenant are bondable) and/or other reasonable security and/or documentation protecting against damages, liability and liens, (v) use union labor (if Landlord uses union labor in the Durham area or if the use of non-union labor would cause strikes, picketing, boycotts or other labor disturbances, disputes or unrest at the Property or at Landlord's other buildings in the Durham area), (vi) permit Landlord or its representatives to inspect the Work at reasonable times, and
(vii) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that all Work be performed under Landlord's supervision. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

         C. Performance of Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) only by parties, and strictly in accordance with plans, specifications, and other matters, approved or designated by Landlord in advance in writing, (iv) so as not to adversely affect the Systems and Equipment or the structural components of the Property, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment, any of which occurs at or near a demising wall and which may interfere with the conduct of business by other tenants at the Property shall, at Landlord's option, be performed at times other than Building Hours (at Tenant's sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after written or oral notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not limit Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         D. Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to, or any Lender's interest in, the Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

         E. Landlord's Fees and Costs. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to five percent (5%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord's out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within fifteen
(15) days after billing.


            ARTICLE 10: INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

         A. Required Insurance. Tenant shall maintain during the Term: (i) commercial general liability ("CGL") insurance, with limits of not less than $1,000,000 for personal injury, bodily injury or death, and property damage or destruction (including loss of use thereof), combined single limit, for any one occurrence, and $2,000,000 in the aggregate per policy year, with endorsements:
(a) for contractual liability covering Tenant's indemnity obligations under this Lease, and (b) adding Landlord, the management company for the Property, and other parties reasonably designated by Landlord, as additional insureds, and
(ii) primary, noncontributory, extended coverage or "all-risk" property damage insurance (including installation floater insurance during any alterations or improvements that Tenant makes to the Premises after the improvements made pursuant to Exhibit C) covering any alterations or improvements beyond any work or allowance provided by Landlord under this Lease (provided that Tenant shall be required to insure improvements made pursuant to Exhibit C only to the extent that the cost of such improvements exceeds $2.00 per rentable square foot over the Allowance given by Landlord pursuant to Exhibit C, as further set forth below), and Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption (for at least nine (9) months), and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts).

         B. Certificates and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant's entry to the Premises for delivery of materials or construction of improvements or any other purpose (whichever first occurs). Such certificates shall state that such insurance coverage may not be reduced, canceled or allowed to expire without at least thirty (30) days' prior written notice to Landlord, and shall include, as attachments, originals of the additional insured endorsements to Tenant's CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Tenant's insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State in which the Property is located, and shall have a general policy holder's rating of at least A- and a financial rating of at least X in the then current edition of Best's Insurance Reports. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant.

         C. Mutual Waiver of Claims and Subrogation. Notwithstanding anything to the contrary contained in this Lease (including indemnity provisions), the parties hereby mutually hereby waive all claims against each other for all losses covered or required to be covered hereunder by their respective insurance policies, and waive all rights of subrogation of their respective insurers; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. SUCH MUTUAL WAIVER OF CLAIMS SHALL APPLY REGARDLESS OF THE

NEGLIGENCE OR GROSS NEGLIGENCE OF THE OTHER PARTY OR ITS AFFILIATES, AGENTS OR EMPLOYEES. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

         D. Landlord's Insurance. Landlord agrees to maintain, as part of Expenses, during the Term, commercial general liability insurance, and property damage insurance on the Property covering such risks and in such amounts as Landlord shall deem commercially reasonable, and such other insurance as Landlord shall deem commercially reasonable (subject to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable); provided, (i) such commercial general liability insurance shall be at least One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) general aggregate, and (ii) such property damage insurance shall cover the Building, and leasehold improvements to the extent provided or paid for by Landlord (provided that Landlord shall be required to insure improvements made pursuant to Exhibit C to the extent that the cost of such improvements does not exceed $2.00 per rentable square foot over the Allowance given by Landlord pursuant to Exhibit
C), and shall be in the amount of the full replacement cost, excluding basements, footings and foundations (subject, in each case, to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable).


                           ARTICLE 11: CASUALTY DAMAGE

         A. Restoration. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds and diligently proceed in good faith to restore the same. Such restoration shall be to substantially the same condition as prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures, systems or equipment, or any alterations or improvements in excess of the improvements made pursuant to Exhibit C which Landlord is required to insure pursuant to Section 10D above. Tenant shall reasonably cooperate in approving any plans for repairs to the Premises hereunder, and in vacating the Premises to the extent reasonably required to avoid any interference or delay in Landlord's repair work. Promptly following completion of Landlord's work, Tenant shall repair and replace Tenant's furniture, furnishings, fixtures, systems or equipment, and any alterations or improvements made by Tenant in excess of those provided by Landlord, subject to and in compliance with the other provisions of this Lease.

         B. Abatement of Rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees or contractors were negligent in causing the damage.

         C. Termination of Lease by Landlord. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to specify the basis for termination and to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Property shall be materially damaged by the negligence or intentional misconduct of Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees or contractors, or if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (ii) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (iii) any Lender shall require that the insurance proceeds or any material portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), provided, however, that Landlord shall use commercially reasonable efforts to cause the Lender to permit such insurance proceeds to be used for restoration of the Property, or the damage is not fully covered, except for reasonable deductible amounts, by Landlord's insurance policies, or (iv) the cost of the repairs, alterations, restoration or improvement work would exceed thirty-five percent (35%) of the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Property.

         D. Termination of Lease By Tenant. Notwithstanding Paragraph C above to the contrary, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises as a result of fire or other casualty not caused by the negligence or intentional misconduct of Tenant or its employees or agents, and: (i) Landlord fails to commence the restoration work within sixty
(60) days after the casualty, (ii) such work is estimated (which estimate Landlord shall provide within sixty (60) days following the casualty) to take (without the use of overtime labor or other premiums) more than 120 days to complete after the casualty, (iii) Landlord fails to substantially complete the repairs to the Premises and access thereto within 180 days after the casualty,
(iv) more than 50% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or (v) more than 25% of the Premises is affected by the damage, and fewer than 12 months remain in the Term. In order to exercise any of the foregoing termination rights, Tenant must send Landlord at least sixty (60) days (but not more than 120 days) advance notice specifying the basis for termination, and such notice must be given no later than fifteen (15) days following the occurrence of the condition serving as the basis for the termination right invoked by Tenant. Such termination rights shall not be available to Tenant if: (a) Landlord substantially completes the repairs to the Premises and access thereto within thirty (30) days after Tenant's notice. Notwithstanding anything to the contrary contained herein, if Tenant, or its officers, employees, contractors, invitees or agents delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.


                            ARTICLE 12: CONDEMNATION

         If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant's personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.

                      ARTICLE 13: ASSIGNMENT AND SUBLETTING

         A. Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, (iii) permit the use of the Premises by any Persons other than Tenant and its employees and Tenant Affiliates (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), or (iv) advertise the Premises or Lease for Transfers. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, (d) financial statements (balance sheets and income/expense statements for the current and prior year) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, (e) at least one (1) favorable financial and business character/reputation references respecting the Transferee from independent third parties (including a current or recent commercial landlord), and any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $500 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord for outside counsel within fifteen (15) days after written request by Landlord.

         B. Approval. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property,
(ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord, (iv) the Transferee is a government (or agency or instrumentality thereof), (v) the proposed Transferee or any affiliate thereof is an occupant of the Property or has negotiated to lease space in the Property from Landlord during the prior six (6) months, (vi) the proposed Transferee does not have, in Landlord's sole but reasonable good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer involves a partial or collateral assignment, or a mortgage, pledge, hypothecation, or other encumbrance or lien on this Lease, (viii) the proposed Transfer involves conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership which would have the legal effect of releasing Tenant from any obligations under this Lease, unless all or substantially all of the business and assets of Tenant are transferred from Tenant to the surviving limited liability company or limited liability partnership, (ix) the proposed Transfer would cause Landlord to be in violation of any Laws or any other lease or agreement to which Landlord is a party as of the date of this Lease, or (x) Tenant has committed and failed to cure a Default.

         C. Transfer Premiums. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall retain fifty percent (50%) of any Transfer Premium, and shall pay Landlord fifty percent (50%) of any Transfer Premium, derived by Tenant from such Transfer. "Transfer Premium" shall mean: (i) for a lease assignment, all consideration paid or payable therefor, and (ii) for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). In exchange for Landlord's agreement to permit Tenant to retain fifty percent (50%) of any Transfer Premium herein,

Tenant shall be responsible for any costs incurred by Tenant in connection with such Transfer, such as brokerage commissions, attorneys' fees and leasehold improvements; Tenant shall have the right to recover the aforesaid costs prior to making any payments of the Transfer Premium to Landlord. "Transfer Premium" shall also include so-called "key money," or other bonus amount paid by Transferee to Tenant, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of Tenant's fair market value for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee; provided, however, that this sentence shall not apply to sale by Tenant of all or substantially all of its assets. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. Tenant shall pay the percentage of the Transfer Premium due Landlord hereunder within fifteen (15) days after Tenant receives any Transfer Premium from the Transferee.

         D. Intentionally omitted.

         E. Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) intentionally omitted, (iv) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer (except a Transfer in connection with a sale by Tenant of all or substantially all of its assets), and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to have been understated, Tenant shall pay the deficiency within fifteen (15) days after demand (and if understated by more than five percent (5%), Tenant shall include with such payment Landlord's costs of such audit). Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, whether based on Default or mutual agreement, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under such sublease with respect to obligations arising thereafter, subject to the terms of Landlord's standard form of attornment documentation. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply toward Tenant's obligations under this Lease).

         F. Certain Transfers. For purposes of this Lease, the term "Transfer" shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or
(b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets.

Notwithstanding the foregoing to the contrary: (1) a transaction described in
Section 13F above shall not be deemed to be a Transfer requiring Landlord's consent so long as, after the transaction, Tenant or the surviving entity (as the case may be) shall directly or indirectly own all or substantially all of the business and assets of Tenant, and (2) the sale of Tenant's stock or a change in control of Tenant in connection with a public offering of Tenant's stock shall not be a Transfer requiring Landlord's consent.

         G. Transfer to Tenant Affiliates. Notwithstanding anything to the contrary in this Article, Tenant may, without Landlord's consent, assign this Lease to any party (herein referred to as a "Tenant Affiliate") which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or
(iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets or any such other party's assets are sold, so long as the resulting entity will be an on-going business with a net worth and financial condition at least as strong as that of the initial named Tenant herein on the date of this Lease (and in the event of such a sale of all or substantially all of Tenant's assets to any party, Tenant shall include an assignment and assumption of this Lease as part of the assets transferred thereunder); provided: (a) Landlord shall receive at least fifteen (15) days advance notice describing the structure of the transaction, the parties involved, and the financial information required herein, certified by an officer of Tenant and/or the Transferee, and a copy of the executed transfer document (in form reasonably acceptable to Landlord consistent with the foregoing provisions) promptly after execution, (b) Tenant shall remain liable for all of Tenant's obligations under this Lease, (c) the Transferee shall expressly assume all of Tenant's obligations under this Lease, and (d) this provision shall not be deemed consent to any further sublease, assignment or other Transfer.


               ARTICLE 14: PERSONAL PROPERTY, RENT AND OTHER TAXES

         Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all of Tenant's fixtures, furnishings, personal property, built-in and modular furniture, and systems and equipment located in or exclusively serving the Premises (to the extent that such items are not included in Taxes), notwithstanding that certain such items may become Landlord's property under Article 23 upon termination of the Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within fifteen (15) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant's property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.


                         ARTICLE 15: LANDLORD'S REMEDIES

         A. Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) business days after notice; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within thirty (30) days following notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within sixty (60) days following Landlord's notice); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, materially interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating
Article 13 respecting Transfers, or abandoning, vacating or failing to occupy the Premises for more than thirty (30) days coupled with a failure to pay Rent for such period beyond the applicable cure period, or (v) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within ninety (90)
days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant's or any Guarantor's insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease within the scope of subsections (i) or
(ii) above on more than two (2) occasions during any twelve (12) month period, and Landlord has provided notice to Tenant thereof within thirty (30) days following each such violation, then Landlord shall have the right to exercise all remedies for any further violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure such violation, except that with respect to defaults in the payment of Rent, Tenant shall have the cure period set forth in Article 30A(i) above . The notice and cure periods herein are intended to satisfy and run concurrently with any notice and cure periods provided by Law, and shall not be in addition thereto; provided, Landlord may elect to comply with such notice and cure periods provided by Law in lieu of the notice and cure periods provided herein.

         B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

         (1) Landlord may terminate this Lease, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account, among other things, the condition of the Premises, market conditions, the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and
(iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligations for Taxes and Expenses shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord's reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of five percent (5%) per annum to the then present value.

         (2) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph H, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

         Notwithstanding anything in this Lease to the contrary or under law or in equity, Landlord shall not be entitled to terminate this Lease or Tenant's rights of possession hereunder without obtaining a judgment or order from a court of competent jurisdiction.

         C. Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall be obligated to mitigate Landlord's damages, provided, however, that: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Property, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Property or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and
(iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in clause B(1) above. In recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below fair market value (as reasonably determined by Landlord) for new leases of comparable space at the Property at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not, in and of itself, give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13.

         D. Reletting. If this Lease or Tenant's right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodelling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and
(ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph H hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

         E. Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and (ii) sue for and collect any unpaid Rent which has accrued.

         F. Late Charges, Interest, and Returned Checks. Beginning with the next such occurrence within twelve (12) months after Landlord's written notice to Tenant that Rent or any portion thereof was not received within five (5) business days after the date that it was due, Tenant shall pay, as additional Rent, a service charge of Two Hundred Fifty Dollars ($250.00) or three and 00/100 percent (3.0%) of the delinquent amount, whichever is greater, if any portion of Rent is not received within five (5) business days after it is due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

         G. Landlord's Cure of Tenant Violations. If Tenant fails to perform any obligation under this Lease for ten (10) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

         H. Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, then any termination shall be deemed a termination of Tenant's right of possession only). Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting,
(ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which involves the payment of money by Landlord to Tenant, or the performance of alterations or improvements to the Premises, while Tenant is in violation or Default of this Lease. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease, or Tenant's right to possession, after this Lease, or Tenant's right to possession, is terminated based on a Default by Tenant.


                          ARTICLE 16: SECURITY DEPOSIT

         Tenant shall deposit with Landlord a letter of credit ("Letter of Credit") in the amount set forth in Article 1 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Unless required by applicable Law, Landlord shall not be required to keep any cash portion of the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Notwithstanding the foregoing to the contrary, the parties agree that so long as Tenant has fully and faithfully complied with all provisions of this Lease, the Letter of Credit shall be reduced to zero (--0--) within sixty (60) days after the earlier to occur of (a) the twenty fourth (24th) full calendar month of the Term, or (b) the date that Tenant completes a public offering of its stock. Tenant shall not assign, pledge or otherwise transfer any interest in the Security Deposit except as part of an assignment of this Lease approved by Landlord under Article 13, and any attempt to do so shall be null and void. See Exhibit F for additional requirements regarding the Letter of Credit.


                      ARTICLE 17: ATTORNEYS' FEES AND VENUE

         In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its attorneys' fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys' fees or costs, the breaching party shall reimburse such reasonable fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all costs, expenses and attorneys' fees incurred by such parties in connection with such litigation. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property, shall be heard, at Landlord's option, in the court having jurisdiction located closest to the Property.


           ARTICLE 18: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

         This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property; provided, this Lease shall only be subordinate to Mortgages made hereafter if the holders thereof agree to enter into their commercially reasonable standard forms of subordination, non-disturbance and attornment agreement with Tenant. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant's occupancy and other rights of Tenant hereunder so long as Tenant does not Default hereunder, on a form of agreement customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), or (ii) liable for any security deposit or bound by any Rent prepaid more than one (1) month and not actually received by Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's reasonable control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after request therefor, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form.

         Landlord hereby represents and warrants that there is no Mortgage encumbering the Property as of the date of this Lease.


                        ARTICLE 19: ESTOPPEL CERTIFICATES

         Tenant shall from time to time, within fifteen (15) days after written request from Landlord, execute, acknowledge and deliver a statement certifying:
(i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with, to Tenant's actual knowledge, no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant's actual knowledge, any uncured defaults on the part of Landlord or Tenant, or specifying the same if any are claimed, and (v) certifying such other factual matters as Landlord may reasonably request, or as may be reasonably requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be in Default, and shall be deemed to have agreed with the matters set forth therein (which shall not be in limitation of Landlord's other remedies).

                     ARTICLE 20: RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         A. General Matters. To: (i) change the name or street address of the Property or designation of the Premises, (ii) install and maintain signs on and about the Property, and grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vi) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

         B. Access To Premises. Subject to the following provisions, to enter the Premises in order to: (i) inspect the Premises during normal business hours,
(ii) supply cleaning service or other services to be provided Tenant hereunder,
(iii) show the Premises (during normal business hours and after at least one (1) business day prior notice) to current and prospective Lenders, insurers, purchasers, governmental authorities, and their representatives, and during the last twelve (12) months of Tenant's occupancy, show the Premises (during normal business hours and after at least one (1) business days' prior notice) to prospective tenants and leasing brokers, and (iv) intentionally omitted, and (v) perform any work or take any other actions under Paragraph C below, or exercise other rights of Landlord under this Lease or applicable Laws. However, except in emergencies, or for cleaning or other routine services to be provided Tenant under this Lease, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person, (b) take reasonable steps to minimize any disruption to Tenant's business, and (c) at Tenant's option, be accompanied during entry into the Premises by a representative of Tenant. If Tenant requests that any such access occur before or after Building Hours, and Landlord schedules the work accordingly, Tenant shall pay all overtime and other additional costs in connection therewith.

         C. Changes To The Property. Subject to the last sentence of this Paragraph, to: (i) paint and decorate, (ii) perform repairs or maintenance,
(iii) add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property, grant interests and rights in the Property to other parties, and convert common areas to rentable areas and rentable areas to common areas, and (iv) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than Tenant's permitted use under this Lease), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) maintain reasonable access to the Premises, (b) in connection with entering the Premises, comply with Paragraph B above, and (c) to the extent that, in Landlord's reasonable opinion, the Premises are materially affected, give Tenant reasonable prior notice of such changes to the Property. Notwithstanding anything to the contrary contained herein, changes which may be made by Landlord as permitted under this Section shall not increase Tenant's Share.

                            ARTICLE 21: RIGHT TO CURE

         If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days (or, in an emergency situation, five (5) days) after notice thereof by Tenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such applicable period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord (except as set forth in the following paragraph), and shall have no right to withhold, set-off, or abate Rent, except as may be expressly provided in this Lease (including, without limitation, Section 6E), and shall have no right to terminate this Lease without entry of an order and judgment by a court of competent jurisdiction (provided that should Tenant prove a breach by Landlord entitling Tenant to terminate this Lease, Tenant shall not be responsible for performance of obligations under this Lease arising after the earlier to occur of the following:

                  (a) the effective termination date as determined by the court in its order or judgment, or

                  (b) the later to occur of: (i) Landlord's breach giving rise to such termination, or (ii) any applicable period for Landlord to cure following notice or other time period specifically set forth in this Lease, such as the time periods set forth in Article 11.D (as determined by the court in its order or judgment); provided, in any case, Tenant shall comply with all obligations under this Lease until Tenant vacates the Premises in the condition required Article 23 of this Lease. Tenant hereby expressly waives the provisions of any Law to the contrary.

         Notwithstanding anything to the contrary contained herein, if Landlord fails to make any repairs within the Premises which Landlord is obligated to perform under this Lease, and which do not affect the Systems or Equipment, and such failure directly and adversely affects Tenant's use of the Premises, and Tenant gives Landlord reasonable advance notice of Tenant's intent to perform such work, describing the same in detail, and enclosing a copy of the proposed contract (which notice shall be at least ten (10) days in advance, except to the extent that there is an immediate threat to Tenant's property or business or to persons), then Tenant may make such repairs in a good and workmanlike manner using a contractor which is then currently approved in writing by Landlord to perform work in the Property provided Landlord has previously provided to Tenant such a list (and in absence of such list, such repairs shall be made by a contractor selected by Tenant), at a competitive and reasonable cost, and subject to all of the other provisions of this Lease respecting work at the Property other than those provisions requiring any additional approvals from Landlord, and the Property rules and regulations pertaining thereto. In such case, Landlord shall reimburse Tenant therefor within thirty (30) days after the completion of the repairs by Tenant and Landlord's receipt of a copy of the paid invoice and reasonable supporting documentation, including, but not limited to, recordable lien releases and affidavits of payment in statutory form acceptable to Landlord, but Tenant shall have no right to withhold or set off such amount against Rent.

                           ARTICLE 22: INDEMNIFICATION

         Subject to the provisions of Articles 10C and 11, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys' and expert witness fees, and court costs actually incurred), arising or alleged to arise from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party's use of the Premises or negligent use of the Property, or out of any other intentional misconduct or negligent act or omission of any Tenant Parties, and (iii) any other damage, loss or injury to persons, property or business occurring in, about or from the Premises, except to the extent that such other damage, loss or injury to persons, property or business is caused by the negligence or intentional misconduct of Landlord. For purposes of this provision, "Tenant Parties" shall mean

Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors.

         Subject to Articles 10C and 11 of this Lease, and excluding matters covered by Tenant's foregoing indemnity obligations, Landlord shall defend, indemnify and hold harmless Tenant from and against claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys' and expert witness fees, and court costs) arising in the common areas of the Property from or relating to any loss of life, damage or injury to persons, property or business to the extent caused by or in connection with any violation of this Lease by, or any intentional misconduct or negligent acts or omissions of, Landlord or Landlord's agents or employees.

                        ARTICLE 23: RETURN OF POSSESSION

         A. General Provisions. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear and casualty damage excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property (and Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease), subject to the following provisions.

         B. Landlord's Property. All improvements, fixtures and other items, including ceiling light fixtures; HVAC equipment (unless paid for by Tenant); plumbing fixtures; hot water heaters; fire suppression and sprinkler systems; Lines under Article 28; interior partitioning, built-in shelves and cabinets, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments (unless paid for by Tenant); in or serving the Premises, whether installed by Tenant or Landlord, and any other items installed or provided by Landlord or at Landlord's expense, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided in Paragraph C below.

         C. Removal of Items by Tenant. Notwithstanding the foregoing to the contrary, if prior to expiration or earlier termination of this Lease or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the items described in Paragraph B above as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of any such items that: (i) already existed in the Premises before this Lease and Tenant's occupancy of the Premises, or (ii) involve office improvements that are installed by or for Tenant pursuant to the provisions of this Lease (including any Exhibit hereto) except to the extent that Landlord reserves the right to require such removal in connection with Landlord's approval of the plans for such improvements.

         If Tenant elects to remove any HVAC equipment and/or back-up generators that were paid for by Tenant, it is understood and agreed that Tenant's obligation to restore the Premises shall include both the obligation to repair any physical damage to the Premises or Property caused by such removal and to re-balance the HVAC system within the Premises to the extent that such re-balancing is necessary because of such removal of HVAC equipment being removed by Tenant.

         D. Tenant's Failure to Remove Items. If Tenant shall fail to remove any items from the Premises as required hereunder, Landlord may do so and Tenant shall pay Landlord's charges therefor upon demand. All such property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                            ARTICLE 24: HOLDING OVER

         Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% for the first month and 200% thereafter of the amount of Rent then applicable prorated on a per diem basis for each day that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amount of Rent monthly in advance (subject to refund of any partial month occupancy), and such other amounts on demand. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all other provisions of this Lease until Tenant properly vacates the Premises, including Article 23). Landlord shall have the right at any time after expiration or earlier termination of this Lease or Tenant's right to possession to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.


                               ARTICLE 25: NOTICES

         Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service providing for next business day delivery, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.


                         ARTICLE 26: REAL ESTATE BROKERS

         Landlord and Tenant hereby mutually: (i) represent and warrant to each other that they have dealt only with the broker, if any, designated in Article 1 (whose commission, if any, shall be paid pursuant to separate written agreement by the party signing such agreement) as broker, agent or finder in connection with this Lease, and (ii) agree to defend, indemnify and hold each other harmless from and against any and all claims, demands, losses, liabilities, damages, judgments, costs and expenses (including reasonable attorneys' and expert witness fees, and court costs), arising or alleged to arise from any breach of their respective foregoing representation and warranty under this Article.


                              ARTICLE 27: NO WAIVER

         No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.


                       ARTICLE 28: TELECOMMUNICATION LINES

         A. Telecommunication Lines. Subject to Landlord's continuing right of supervision and approval, which approval shall not be unreasonably withheld, conditioned or delayed and the other provisions hereof, Tenant may: (i) install telecommunication lines ("Lines") connecting the Premises to any Property terminal block already serving or available to serve the Premises, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Such terminal block may comprise, or be connected through riser or other Lines with, a main distribution frame ("MDF") for the Property. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any such terminal or MDF, Property riser Lines, or related equipment. If there is, or will be, more than one tenant in the Property, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal blocks and MDF based on the proportion of rentable area each tenant leases, or the type of business operations or requirements of such tenants, in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant's requests for approval hereunder, monitor or supervise Tenant's installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same. In each case, Tenant shall pay Landlord's fees and costs therefor as provided in
Article 9.

         B. Installation. Tenant may install and use Tenant's Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord's prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord's then-standard form of agreement therefor), (iii) comply with such inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances,
(v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises which are not being used.

         C. Limitation of Liability. Except to the extent due to Landlord's intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant's use of the Lines will be free, from the following (collectively called "Line Problems"): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant's requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.


                         ARTICLE 29: HAZARDOUS MATERIALS

         A. Hazardous Materials Generally Prohibited. Except as provided herein, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any "Hazardous Material" (as defined in Article 30), or permit Tenant's employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease, as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers' instructions therefor, (ii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iii) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (iv) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (v) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

         B. Clean Up Responsibility. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work ("Tenant Remedial Work") shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from a environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Property and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant's use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease.

         C. Miscellaneous. Tenant shall immediately upon written request from time to time provide Landlord with copies of all material safety data sheets, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as "Tenant's Hazardous Materials Records"). Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant's activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.


                             ARTICLE 30: DEFINITIONS

         (A) "Building" shall mean the structure (or the portion thereof owned by Landlord) identified in Article 1.

         (B) "Building Hours" shall mean 8:00 A.M. to 6:00 P.M. Monday through Friday, and 8:00 A.M. to 12:00 P.M. on Saturday (if comparable buildings in the area have standard Saturday hours), excluding Holidays. "Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other state or federal holidays observed by majority of businesses in the Durham area.

         (C) "Default Rate" shall mean the rate of interest announced from time to time by the main Chicago office of Bank of America or its successor ("Bank") as its published Prime Rate plus four percent (4%) per annum, unless a lesser rate shall then be the maximum rate permissible by law, in which event the said lesser rate shall be charged. The term "Prime Rate" means the rate of interest announced by Bank from time to time as its "Prime Rate" Rate or "Corporate Base Rate" (or other such designation as determined by Landlord), of interest, changing automatically and simultaneously with each change in the Prime Rate made by Bank from time to time. Any publication issued or published by Bank or a certificate signed by an officer of Bank stating its Prime Rate as of a date shall be conclusive evidence of the Prime Rate on that date. If during the Term hereof, Bank should not issue or publish the Prime Rate, then Landlord shall designate a similar rate published by any national banking association.

         (D) "Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including, without limitation (except as expressly set forth herein), any amounts paid for:
(i) Utility Costs, (ii) complying with Laws (but subject to the exclusions set forth below), (iii) insurance, not limited to that required under this Lease, and which may include flood, earthquake, boiler, rent loss, workers' compensation and employers' liability, builders' risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies, (iv) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for the Property, including rental, installment purchase and financing agreements therefor and interest thereunder, (v) accounting, alarm monitoring, security, janitorial, trash removal, snow and ice removal, and other services, (vi) customary management fees, not to exceed four percent (4%) of gross revenues of the Property (vii) compensation and benefits for any personnel to the extent such persons are engaged in the operation, repair, maintenance, security or other services for the Property at or below the level of senior property manager, and employer's FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such compensation and benefits, and data or payroll processing expenses relating thereto (if personnel handle other properties, the foregoing expenses shall be allocated appropriately between the Property and such other properties), (viii) payments under any easement, cross or reciprocal easement, operating agreement, declaration, covenant, or other agreement or instrument pertaining to the sharing of costs for common areas or other matters in a development or complex of which the Property is a part, (ix) sales, use, value-added or other taxes on supplies or services for the Property,
(x) the costs of operating and maintaining any on-site office at the Property or an adjoining property (such costs to be appropriately allocated between the Property and any such adjoining property served by such office), including the fair rental value thereof, (xi) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Property, and any items located off-site but installed for the benefit of the Property, including Property identification and pylon signs, directional signs, traffic signals and markers, flagpoles and canopies, sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, storm and sanitary drainage systems, irrigation systems, elevators, escalators, trash compactors, and Systems and Equipment, landscaping, and all other aspects of the Property, including common area fixtures, equipment and other items therein or thereon, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs.

The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses, nor as a limitation as to other Expenses that Landlord may incur with respect to the Property. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall, however, exclude:

                  (1) the following items: (a) interest and amortization on Mortgages, and other debt costs or ground lease payments, if any, except as provided herein, (b) depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below), (c) legal fees in connection with leasing, tenant disputes or enforcement of leases,
(d) real estate brokers' commissions or marketing costs, (e) improvements or alterations to tenant spaces, (f) the cost of providing any service directly to, and paid directly by, any tenant, (g) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Expenses in the year in which received); (h) items charged as Taxes under this Lease, (i) Mortgage principal, interest or penalties or any other costs associated with the financing of the Property, (j) leasing commissions, finder's fees and all other leasing expenses incurred in procuring tenants in the Property, including marketing, promotion and advertising expenses in connection with leasing of space, (k) the cost of constructing tenant improvements or installations for any tenant in the Property, including any relocation costs, (l) expenditures for repairing and/or replacing any defect in any tenant improvement work performed by Landlord pursuant to the provisions of any lease for space in the Property, (m) lease takeover or termination costs incurred by Landlord in connection with any lease in the Property, including any tax payments required to be made in connection therewith, (n) any amount (other than management fees) paid to any affiliate of Landlord to the extent that such payments materially exceed competitive charges from an equivalent quality provider that would have been paid at arms-length for comparable services and goods, (o) expenses, fines, interest or penalties payable by Landlord resulting from non-compliance with any Laws or late payment of Taxes, unless caused by Tenant (in which case, Tenant shall pay the same as a separate obligation of Tenant and not as part of Expenses), (p) attorneys' fees and disbursements incurred in connection with the leasing of space or enforcement of leases in the Property (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Property), (q) attorneys' fees and disbursements and other costs in connection with any judgment, settlement or arbitration award (including arbitration fees and expenses) resulting from any tort or contract liability on the part of Landlord and the amount of such settlement, judgment or award, except for business related tort or contract liabilities where Tenant is contributorily liable (in which case, Tenant shall pay its share of the same as a separate obligation and not as part of Expenses), (r) Landlord's cost of any utilities or services supplied to any tenant or occupant in the Property and for which Landlord is directly reimbursed (other than through Expenses) as an additional charge (provided Landlord may characterize payments received from a tenant in connection with any lease surrender or cancellation as Landlord deems appropriate without causing any such items to be excluded from Expenses), (s) costs of acquiring, leasing or restoring any items in the nature of "fine art," (rather than decorative art work and seasonal decorations), (t) the cost of repairs and replacements incurred by reason of fire or other casualty or condemnation, to the extent Landlord is reimbursed therefor by insurance proceeds or condemnation award, (u) rent paid under any ground lease or underlying lease of the land beneath the Property (but including charges such as Taxes and Expenses under this Lease), (v) any costs that duplicate costs for which Landlord is reimbursed by Tenant under other provisions of this Lease, (w) expenses (including, without limitation, attorneys' fees and overtime pay) incurred in curing a default by Landlord under this Lease or any other lease of space in the Property, including, without limitation, a contract for services at the Property, or under any mortgage or insurance policy affecting the Property, but only to the extent that such expenses are greater than the expenses Landlord would have incurred had Landlord timely performed such obligation, (x) to the extent any costs that are otherwise permitted to be included in Expenses are incurred with respect to both the Property and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Property and such other properties), there shall be excluded from Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties, (y) the cost of installing a cafeteria, auditorium, conference room, telecommunications facility (such as a microwave dish or antenna) or other such facility and the cost of operating and maintaining any such facility, if such facility is operated by Landlord and not leased to a third party (except to the extent that Landlord elects to credit revenues, if any, derived from such facilities against Expenses), (z) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or any affiliate (except to the extent that Landlord elects to credit revenues, if any, derived from such concessions against Expenses), (aa) Landlord's general corporate overhead and general and administrative expenses to the extent same are not specifically incurred in connection with the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, and
(bb) the costs of curing or repairing any defects in the initial construction of the Building.

                  (2) capital expenditures, except those: (a) made primarily to reduce Expenses or increases therein, or to comply with Laws or insurance requirements (excluding capital expenditures to cure violations of Laws or insurance requirements that existed prior to the Commencement Date or which relate to the initial construction of the Building or the Property), or (b) for replacements (as opposed to additions or new improvements) of roofs, parking areas, and nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, any such permitted capital expenditure shall be amortized for purposes of this Lease (with interest at the prevailing loan rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, if applicable, or (y) the useful life of the item as reasonably determined by Landlord, but in no event less than five (5) years.

         (E) "Hazardous Material" shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and "sharps", printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. ss.1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., Clean Water Act, 33 U.S.C. ss.1251, et seq., Safe Drinking Water Act, 14 U.S.C. ss.300f, et seq., Toxic Substances Control Act, 15 U.S.C. ss.2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. ss.2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

         (F) "Landlord" shall mean only the landlord from time to time, except that for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, "Landlord" shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

         (G) "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Property is located, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State in which the Property is located.

         (H) "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term "ground lease" although not capitalized is intended throughout this Lease to include any superior or master lease).

         (I) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

         (J) "Person" shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

         (K) "Premises" shall mean the area within the Building identified in
Article 1 and Exhibit A. Possession of
areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

         (L) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking rights, garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection in connection with the operation thereof. If the Building shall be part of a development or complex of buildings or structures collectively owned by Landlord or its affiliates, the Property shall, at Landlord's option, also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total rentable area of the Property in Article 1.

         (M) "Rent" shall have the meaning specified therefor in Article 3.

         (N) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and "systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

         (O) "Taxes" shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments (provided, if special assessments are payable in installments, Landlord shall include in Taxes the minimum amount payable each year, with any required interest thereon), transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes, taxes on fees paid by Landlord for property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay Tenant's Share of increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property).

         (P) "Tenant" shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, "tenant" shall mean any other tenant, subtenant or occupant of the Property.

         (Q) "Tenant's Share" of Taxes and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises changes due to the addition or subtraction of space under this Lease or by amendment, Tenant's Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Property, excluding any parking facilities, subject at all times to adjustment under Article 3. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the so-called "usable area," without deduction for columns or projections, multiplied by a load or conversion factor pursuant to BOMA/ANSI standard as of June 7, 1996, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect remeasurements, re-configurations, additions or modifications to the Property; provided, however, that Tenant's Share shall not increase beyond the percentage set forth in Article 1 except due to the addition of space to the Premises as set forth above. If the Property, or any development or complex of which it is a part, shall contain non-office uses during any period, Landlord may determine, in accordance with sound accounting and management practices, Tenant's Share of Taxes and Expenses for only the office portion of the Property or of such development or complex; in such event, Tenant's Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion for such period.

         R. "Utility Costs" shall include costs for electricity, power, gas, steam, oil or other fuel, water, sewer and other such services for the Property, including sales or other taxes thereon.


                                ARTICLE 31: OFFER

         The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of five (5) business days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.


                            ARTICLE 32: MISCELLANEOUS

         A. Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term "including" shall be interpreted to mean "including, but not limited to."

         B. Survival of Provisions. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

         C. Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally, or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its or their enforceability with respect to any other party.

         D. Intentionally Omitted.

         E. Memorandum of Lease. Either party or any Lender shall have the right to record a memorandum of lease with respect to this Lease. The party desiring such recordation shall (i) prepare a memorandum of lease (in a form which shall be reasonably acceptable to the other party) and furnish it to the other party for execution, and (ii) record the memorandum of lease at its sole expense and furnish the other party with a date-stamped copy of such recorded memorandum. If requested by Landlord, Tenant shall execute and deposit with Landlord a Discharge of Lease (in a form which shall be reasonably acceptable to Tenant) to be held by Landlord in escrow until the Lease has been terminated or has expired in accordance with its terms. Upon such termination or expiration, Landlord shall have the right, at its expense, to record such Discharge of Lease.

         F. Light, Air and Other Interests. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

         G. Authority. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

         H. Partnership Tenant. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

         I. Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties' respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, including the return of any Security Deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

         J. Limitation of Landlord's Liability. Tenant agrees to look solely to Landlord's interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall either party be liable to the other party hereunder for any consequential damages.

         K. Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto, including the results of any review of Landlord's records under Article 3, strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except on an "as needed" basis to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders, brokers and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

         Landlord shall keep the content and all copies of any financial statements or other financial information given to Landlord by Tenant strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except on an "as needed" basis to the extent reasonably required for proper business purposes by Landlord's employees, attorneys, insurers, auditors, lenders, brokers and transferees (and Landlord shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.


                          ARTICLE 33: ENTIRE AGREEMENT

         This Lease, together with the Exhibits and other documents listed in
Article 1 (WHICH ARE HEREBY COLLECTIVELY INCORPORATED HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except for any such contemporaneous agreement specifically referring to and modifying this Lease and signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant's business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. This Lease, including the Exhibits referred to above, may not be modified, except in writing signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

            LANDLORD: CMD PROPERTIES, INC., an Illinois corporation,



                      By: /s/ Allen D. Aldridge
                          -------------------------------------
                              Allen D. Aldridge, Vice-President


            TENANT:  OpenSite Technologies, Inc. [SEAL]
                     A Delaware corporation


                             By:   /s/ James R. Ford
                             Name:
                             Its:


                                   CERTIFICATE

         I, _________________________, as ______________________ of the
aforesaid

Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)                      __________________________________________

                               EXHIBIT A: PREMISES

                  (Floor Plate Showing Premises Cross-Hatched)

                                EXHIBIT B: RULES

         (1) Access to Property. Before or after Building Hours, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such reasonable security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

         (2) Signs. Landlord, at its expense, shall cause building standard suite identification signage to be placed on or adjacent to the main entrance door of the Premises, and shall provide directory strips for any Property directory consistent with Landlord's standard practices at the Property. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at its expense). Landlord reserves the right, without notice to Tenant, to remove at Tenant's expense all matter not so installed or approved.

         (3) Window and Door Treatments Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window devices shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by Landlord. Tenant shall not install or remove any solar tint film from the windows.

         (4) Balconies and Patios. If the Premises has access to a patio or balcony, Tenant shall have a license to enter such area, subject to the following provisions: (i) Tenant's access to such area shall be limited to the area immediately adjoining the Premises (and bounded by an extension of the demising lines of the Premises), and Landlord reserves the right to install materials separating Tenant's area from the area adjoining other tenants' premises, (ii) Tenant shall use such area only in a manner that is quiet and compatible with the nature of the Building as an office building, which only involves the use of benches or outdoor furniture approved by Landlord in writing, and which will not bother, disturb or annoy any other occupants of the Property, and (iii) Tenant's use thereof shall be subject to the other provisions of this Lease, including the other Rules.

         (5) Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

         (6) Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose other than as Tenant's business address, or use any tradenames or trademarks of Landlord, any other tenant, or their affiliates, or any picture or likeness of the Property, for any purpose, in any letterheads, circulars, notices, advertisements or other material whatsoever.

         (7) Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges (not to exceed Landlord's actual costs) and requirements for the use of loading areas, and reserves the right to alter schedules upon reasonable notice to Tenant. Any hand-carts used at the Property shall have rubber wheels and sideguards, and no other material-handling equipment may be used without Landlord's prior written approval.

         (8) Outside Vendors. Tenant shall not obtain for use upon the Premises janitor or other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Vendors must use freight elevators and service entrances.

         (9) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises or Property, including any public corridors or elevators therein, by bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant's expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

         (10) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Landlord shall provide to Tenant, at no charge to Tenant, all keys needed in connection with Tenant's initial occupancy of the Premises, up to a maximum of 75 keys per lock. If more than 75 keys for one lock are desired, Landlord will provide them upon payment of Landlord's charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord's reasonable charges therefor. The term "key" shall include mechanical, electronic or other keys, cards and passes.

         (11) Safety And Security Devices, Services And Programs. Safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

         (12) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the "wire" or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of Article 6 respecting electric installations and connections, Article 28 respecting telephone Lines and connections, and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

         (13) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

         (14) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Article 29 respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

         (15) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional client or business events, including cocktail parties, conducted in the Premises, provided: (i) the same shall not violate any Laws or other provisions of these Rules or the Lease, and shall in no event disturb or bother any other occupant of the Property, (ii) the same shall be in the ordinary course of Tenant's business (e.g. excluding a New Year's Eve party), (iii) Tenant shall have for each such event "host liquor liability insurance" if no such items are sold, and full liquor liability insurance if any such items are sold, in each case in the amount of Tenant's CGL policy required under this Lease and naming the same Additional Insureds required with respect to such CGL policy under this Lease, and (iv) if Landlord so requests in writing, Tenant shall thereafter provide reasonable advance notice of such events to Landlord, which notices shall include a certificate of insurance evidencing the coverage required herein). Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, and which do not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any interior part of the Property except those areas, if any, that are designated or approved as smoking areas by Landlord.

         (16) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

         (17) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

         (18) Landlord Access to Systems and Equipment. Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord's access to the Systems and Equipment for the Property or the systems and equipment for the Premises.

         (19) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

         (20) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

         (21) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord's good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

         (22) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating (except for a refrigerator in connection with a kitchen to which Landlord has consented within the Premises), heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, x-ray, magnetic resonance, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord's good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials), (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Property, or (xvi) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly, quiet use and occupancy of the Property.

         (23) Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Property or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

         (24) Parking. If the Property now or hereafter contains, or Landlord has obtained the right to use for the Property, a parking garage, structure, facility or area ("Parking Facility"), the following Rules shall apply therein:

         (i) Cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; in areas requiring an attendant or security personnel, hours shall be reasonably established by Landlord or its parking operator from time to time; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and
(e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

         (ii) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.

         (iii) Except as may be expressly provided to the contrary in any other Exhibit to this Lease: (a) parking for Tenant and its employees and visitors shall be in areas designated by Landlord from time to time, on a "first come, first served," unassigned, unreserved basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, and (b) in no event shall Tenant and Tenant's employees and visitors use more spaces than the number derived by applying Tenant's Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles.

         (iv) Except for any general unassigned, uncovered surface lot spaces for which charges would be inconsistent with market practices for comparable properties, or as may be provided in any other Exhibit to this Lease, Landlord reserves the right to impose such daily or monthly parking charges as Landlord may establish from time to time. Any such monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel such parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the Parking Facility in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse.

         (25) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

                                                                 CMD 108A (8/98)
                                EXHIBIT C                             Minor Work
                                                            Landlord Performance
                               WORK LETTER                             Allowance


         This Work Letter is an Exhibit to the foregoing document (referred to herein for convenience as the "Lease Document").

         I.       The Work

         Landlord shall arrange for the following items of work (the "Work") to be performed in the Premises, provided that Tenant is not then in violation of the Lease Document:

         See Schedule 1

         If any of the items of Work listed above are shown in a plan, then a copy of such plan is referred to and/or attached hereto as "Schedule 1."

         II.      Building-Standard Materials and Other Matters

         The Work shall consist of Landlord's current building standard materials and finishes, unless otherwise expressly specified above. If Landlord requires further choices or plans to be approved by Tenant respecting the above Work (e.g. color choices or locations respecting the above items), Tenant shall:
(i) choose from such choices, if any, that Landlord makes available to Tenant as building standard, and (ii) approve/sign/initial any such further plans as requested by Landlord. If any such further choices or approvals are required, Tenant shall not unreasonably withhold or delay such choices or approvals. If Tenant's representative fails to provide such choices or approvals within five
(5) business days after Landlord requests the same from such representative, Landlord may make such choices and approvals for Tenant and proceed with the Work. Landlord reserves the right to substitute comparable or better materials and items for those specified, so long as they do not materially and adversely affect the appearance of the Premises. Any personal property, trade fixtures or equipment, including, but not limited to, modular or other furniture, and items for communications or computer systems (except for cabling), whether or not shown on any plan, shall be provided by Tenant, at Tenant's sole cost.

         III.     Costs, Allowance and Administrative Fee.

         (a) Landlord shall provide an allowance of $125,163 ("Allowance") toward the Cost of the Work. The "Cost of the Work" includes, without limitation, all costs for or relating to the Work, including, but not limited to, any plans, drawings, reports, studies, tests, contractors' charges, permits, sales taxes, and any demolition, preparation or other work required in connection with the Work, including without limitation, modifications to any building systems and equipment, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to obtain building permits for the Work to be performed within the Premises (unless Landlord requires that the Work be revised to eliminate the necessity for such additional work), and Landlord's administrative fee ("Administrative Fee") equal to five percent (5%) of all other amounts included in the Cost of the Work. If all or any portion of the Allowance shall not be used for the items permitted hereunder, Tenant shall have the right to use such funds for its costs with respect to the exterior signs pursuant to Exhibits G and H and for permanent leasehold improvements to the Premises provided that such improvements are made during the calendar year 1999. Any portion of the Allowance not so used shall belong to Landlord.

         (b) Tenant shall bear any portion of the Cost of the Work exceeding the Allowance ("Tenant's Cost"). Landlord may reasonably estimate Tenant's Cost, and reasonably revise any such estimate from time to time. Tenant shall deposit any such estimated amount of Tenant's Cost (or the increase reflected in any such revised estimate) with Landlord within five (5) business days after Landlord so requests. Landlord shall have no obligation to proceed with the Work (or proceed to seek permits or proceed with any demolition or other preliminary Work) until Landlord shall have received such deposit from Tenant. If the Work involves progress payments, Landlord shall apply the amounts deposited by Tenant first. If, after final completion and payment for the Cost of the Work, the actual amount of Tenant's Cost exceeds any amount paid by Tenant as an estimate of Tenant's Cost, Tenant shall pay the difference to Landlord within five (5) business days after Landlord so requests. If any such estimated amount exceeds the actual amount of Tenant's Cost, Landlord shall promptly provide a credit or refund of the difference. Tenant's Cost shall be deemed "Rent" under the Lease Document (and all remedies for the non-payment of Rent shall be available to Landlord therefor).

         (c) Landlord shall pay for the full cost of the demising wall defined as the wall separating the Premises from the common area corridor, which cost shall not be deducted from the Allowance.

         IV.      Miscellaneous.

         (a) If this Work Letter is attached as an Exhibit to an amendment to an existing lease ("Original Lease"), whether such amendment adds or relocates space or makes any other modifications, the term "Lease Document" herein shall refer to such amendment, or the Original Lease as amended, as the context implies. By way of example, in such case, references to the "Premises" herein shall refer to such additional or relocated space under such amendment, unless expressly provided to the contrary herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease Document.

         (b) This Exhibit is intended to supplement and be subject to the provisions of the Lease Document, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties. This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease Document or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease Document, whether by any options or rights under the Lease Document or otherwise, unless expressly so provided in the Lease Document or any amendment or supplement thereto.

                                   SCHEDULE 1

                                      PLAN



Prepared By:      Richard A Gurlitz Architects, P.A.

Dated:            Construction Drawings dated June 3, 1999

Revised:          n/a

Sheets:           Cover page, A-1, A-2, A-3, A-4

                                    EXHIBIT D

                            JANITORIAL SPECIFICATIONS

                                   PAGE 1 OF 2


TENANT SPACES

Daily
         Empty all trash containers and remove to dumpster in parking lot. Replace trash container liners if soiled or torn.
         Vacuum carpet in usage/traffic areas accessible to upright vacuum. Spot clean carpets.
         Mop wood floors using treated dust mops.
         Spot clean spills and marks from resilient floors.
         Dust all office furniture where accessible.
         Spot clean partition glass.
         Clean drinking fountains using an approved cleaner.
         Turn off lights as instructed by property manager.
         Lock all doors as instructed by property manager.
         Report any maintenance/repair problems to property manager.

Weekly
         Vacuum all carpet areas including edges.
         Damp mop all resilient floors.
         Dust baseboards and other low dusting.
         Dust vertical surfaces.
         Dust door louvers and any ventilation louvers within hand reach. Dust window sills and flat surfaces within hand reach.
         Spot clean doors and door frames.

Monthly
         Do high dusting (tops of door frames, partitions, picture frames, etc.) Dust window blinds.
         Spot clean wall switch plates.

Quarterly
         Strip resilient floors and apply new finish, remove wax accumulation in corners and around edges.
         Dust/vacuum wood panels, air supply/return vents and ceiling tiles adjacent to air vents.

                                    EXHIBIT D


                            JANITORIAL SPECIFICATIONS

                                   PAGE 2 OF 2

RESTROOMS

Daily
         Clean as required all walls, partitions, ledges, sills, counters and doors.
         Damp wipe partitions adjacent to urinals.
         Empty waste containers and remove to dumpster in parking lot.
         Clean mirrors.
         Wet mop floors using a disinfecting cleaner.
         Clean and sanitize toilets, urinals and sanitary napkin receptacles. Refill all dispensers to include hand towels, toilet tissue, hand soap, and sanitary napkins.
         Dust ledges and partition tops.
         Turn off lights.
         Report any maintenance/repair problems to property manager.

Monthly
         Wash toilet partitions and ceramic tile walls with non-streaking cleaner.
         Machine scrub floors.
         Do any dusting as may be needed.



ELEVATOR LOBBIES AND BUILDING HALLWAYS

Daily
         Mop floors using treated dust mops/damp mop spillage on resilient floors.
         Spray buff as needed to maintain excellent appearance.
         Vacuum carpets.
         Spot clean carpets.
         Dust any ledges or surfaces within hand reach.
         Empty and wipe cigarette urns, clean sand by sifting.
         Spot clean walls and doors.
         Clean and polish drinking fountains.

                                    EXHIBIT E                    CMD 116B (8/98)
                                                                    Market Rates
                                EXTENSION OPTION

         1. Option to Extend. Subject to the other provisions hereof, Landlord hereby grants Tenant one option ("Extension Option") to extend the current Term of the Lease for an additional period of five (5) consecutive years from the expiration of the prior period ("Extension Period"), on the same terms and conditions then in effect under this Lease immediately prior to the Extension Period, except as modified by the "Market Rates, Terms and Conditions" further described below, and except that Tenant shall have no further option to extend. Tenant may exercise the Extension Option only by giving Landlord written notice thereof ("Tenant's Exercise Notice") no earlier than fifteen (15), and no later than twelve (12), full calendar months prior to commencement of the subject Extension Period. Tenant's Exercise Notice hereunder shall be unconditional and irrevocable (except as expressly provided herein).

         2. Financial Information. Tenant's Exercise Notice shall include detailed financial information for Tenant's business (including balance sheets, income/expense statements, federal and state tax returns, bank balances, bank and credit references for the immediately preceding three (3) years and through the last full calendar quarter of the current year, certified to be complete and accurate by Tenant's chief financial officer). If Landlord determines that Tenant's financial condition is not at least as good as Tenant's financial condition as of the date of this Lease, based on the financial information requested and provided, and such additional credit information as Landlord may obtain independently, Landlord may elect to require reasonable additional security or other provisions as part of the Extension Documentation, or to reject Tenant's Exercise Notice by written notice to Tenant.

         3. Market Rates, Terms and Conditions. Within thirty (30) days after receiving Tenant's notice and financial information, Landlord shall provide Tenant with notice ("Landlord's Notice") of the Market Rates, Terms and Conditions. The term "Market Rates, Terms and Conditions" herein shall mean Landlord's good faith determination of the Base Rent and other terms and conditions that a comparable, ready and willing landlord, and a comparable, ready and willing tenant, would mutually accept on a negotiated arm's length basis for a lease extension for the Premises for the subject Extension Period, taking into account when the Extension Period will commence and expire, the location, quality and age of the Building, the location, size, configuration and use of the Premises, the method of determining rentable area, that the Premises constitutes non-sublease, unencumbered, non-equity space, and any other relevant term or provision in making such determination, subject to the following: (a) Landlord shall have no obligation to provide leasehold improvements or an allowance therefor, except that Landlord may at Landlord's option provide new building standard carpet and paint or an allowance therefor to replace such existing items when they become reasonably necessary following commencement of the Extension Period (in which case, the new Base Rent shall be increased to reflect the amortization thereof with interest at the loan rate then available to Landlord), (b) Landlord shall have no obligation to provide any other economic concessions or incentives, except that Landlord may at Landlord's option provide such items (in which case, the new Base Rent shall be increased to reflect the amortization thereof with interest at the loan rate then available to Landlord), and (c) if Landlord pays any brokerage commissions or other such fees in connection with Tenant's extension herein, the new Base Rent shall be increased to reflect the amortization thereof with interest at the loan rate then available to Landlord.

         4. Disagreement Concerning Market Rates Terms and Conditions. If the Market Rates, Terms and Conditions determined by Landlord are not acceptable to Tenant, then Tenant may, no later than fifteen (15) days after Landlord's Notice, either: (a) revoke its exercise of the Extension Option by notice ("Tenant Revocation Notice") to Landlord, in which case the Extension Option and Tenant's exercise thereof shall thereupon be null, void and of no further effect, or (b) leave Tenant's Exercise Notice irrevocably and unconditionally in effect and provide notice ("Arbitration Request Notice") of Tenant's desire to arbitrate in accordance with this Exhibit. If Tenant fails to provide a Tenant Revocation Notice or Arbitration Request Notice within the time required herein, then Tenant shall be deemed to have unconditionally and irrevocably exercised the Extension Option and accepted the Market Rates, Terms and Conditions contained in Landlord's Notice.

         5. Arbitration. If Tenant provides an Arbitration Request Notice within the time required herein, each party shall within the next fifteen (15) days, at its own cost and expense, give notice ("Arbitration Appointment Notice") to the other party appointing a licensed commercial real estate broker with at least seven (7) years of full-time experience leasing comparable office space in comparable buildings in the Raleigh Durham market area to determine the Base Rent component ("Base Rent Component") of the Market Rates, Terms and Conditions, including any fixed increases in such Base Rent Component, taking into account the other provisions of this Exhibit, and the other components of the Market Rates, Terms and Conditions contained in Landlord's Notice (such as whether such Market Rates, Terms and Conditions include leasehold improvements or other economic concessions, or a base year or stop level for Taxes or Expenses). If a party does not appoint such a broker within such fifteen (15) day period, and so fails for an additional fifteen (15) day period following further notice from the other party requesting such appointment, and giving notice of the name of its broker, the single broker appointed shall be the sole broker and shall reasonably and in good faith determine the Base Rent Component. If the two brokers are appointed by the parties as stated herein, they shall meet promptly and attempt to determine the Base Rent Component. If they are unable to agree on the Base Rent Component within fifteen (15) days after the second broker has been appointed, they shall elect a third broker meeting the standards set forth above, and who has not previously acted in any capacity for either party, within fifteen (15) days thereafter. Each of the parties hereto shall bear one-half of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person. Within fifteen (15) days after the selection of the third broker, a majority of the brokers shall determine the Base Rent Component. If a majority of the brokers are unable to determine the Base Rent Component within such period, each broker shall thereupon submit his final determination in writing, the three determinations shall be added together and the total divided by three, and the resulting quotient shall be the Base Rent Component, subject to the following provisions. If the low or high determination are more than ten (10) percent lower and/or higher than the middle determination, the low determination and/or the high determination shall be disregarded. If only one determination is disregarded, the remaining two determinations shall be added together and their total divided by two, and the resulting quotient shall be the Base Rent Component. If both the low determination and the high determination are disregarded as provided herein, the middle determination shall be the Base Rent Component. If, for any reason, the Base Rent Component has not been resolved by the commencement of the Extension Period, Tenant shall commence paying Base Rent, Taxes, Expenses and other sums in accordance with Landlord's Notice on the commencement of the Extension Period, subject to retroactive and prospective adjustment after the matter is resolved. An arbitration decision made in accordance with this Exhibit shall be final and binding on the parties. Tenant and the brokers shall be required to keep all matters pertaining to the arbitration strictly confidential and shall be required to sign such confidentiality agreements as Landlord reasonably requires.

         6. General Matters. If this Exhibit is attached to an amendment to an existing lease, the term "Lease" herein shall refer to such amendment, or the existing lease as amended, as the context reasonably implies. If Tenant validly exercises the Extension Option, Tenant shall execute an amendment or such other documentation as Landlord may require to confirm the extension of the Term, within fifteen (15) days after Landlord so requests. The Extension Option herein shall, at Landlord's election, be conditioned on: (a) Tenant having faithfully complied with each and every term and provision of the Lease Document at all times, and (b) the Lease Document being in full force and effect, and Tenant not being in default under the Lease Document, at the time Tenant seeks to exercise the Extension Option, or at any time thereafter and prior to commencement of the Extension Period. Tenant's exercise of the Extension Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease Document, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If Tenant shall fail to properly and timely exercise the Extension Option, then the Extension Option shall thereupon terminate. STRICT COMPLIANCE AND TIMELINESS IN GIVING TENANT'S NOTICES HEREUNDER IS OF THE ESSENCE OF THIS PROVISION. The Extension Option is personal to Tenant as named in this Lease Document and its Tenant Affiliates, except that the assignee under a complete assignment of the Lease Document shall have the right to exercise this option. Under no circumstances shall a subtenant under a sublease of the Premises have any right to exercise the Extension Option. Under no circumstances shall Rent (i.e. Base Rent, Taxes, Expenses and other such amounts payable by Tenant) during the Extension Period ever be less than 103.5% of the Rent (i.e. Base Rent, Taxes, Expenses and other such amounts payable by Tenant) scheduled to be in effect under the Lease Document immediately prior to the commencement of the Extension Period, regardless of the Market Rates, Terms and Conditions (and Landlord's Notice may so notify Tenant if such is the case). The Extension Option shall be subordinate to, and limited by, any rights of any other parties to expand into or lease the Premises granted prior to full execution and delivery of this Lease Document.

                                    EXHIBIT F


                          LETTER OF CREDIT REQUIREMENTS

         1. Tenant shall deposit with Landlord, within three (3) days after Tenant's execution and submission of this Lease, as security for the full and prompt performance by Tenant of the terms and covenants of this Lease, a clean, unconditional, stand-by, irrevocable Letter of Credit in favor of Landlord in the amount of $34,420.38 substantially in the form attached hereto as Exhibit F-1, issued by any other federally insured national banking association located in the metropolitan area in which the Property is located with a net worth in excess of $250,000,000 and reasonably acceptable to Landlord.

         2. The Letter of Credit shall: (a) have an expiration date no earlier than June 30, 2000 (the "Expiration Date"), or (b) shall have an original expiration date at least one year after issued, and shall be renewed annually and automatically through said Expiration Date, in which event, if required in order to effectuate such extension, Tenant shall submit to Landlord original amendments extending the expiration date (or replacement letters of credit with extended expiration dates), on an annual basis no later than the date that is thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to so extend the expiration date of the Letter of Credit through said Expiration Date in the foregoing manner shall constitute a Default under this Lease entitling Landlord, in addition to all other remedies, to draw down the Letter of Credit without notice to Tenant and to hold or apply the proceeds thereof as a cash security deposit ("Cash Security Deposit"), as security for the full and prompt performance by Tenant of the terms and covenants of this Lease and apply the same as provided herein with respect to the Letter of Credit.

         3. If Tenant commits a Default under this Lease, Landlord may, but shall not be obligated to, draw upon the Letter of Credit (but only to the extent necessary to cure the Default) and use or apply the whole or any part of the proceeds of the Letter of Credit so drawn for the payment of Tenant's obligations hereunder. If Landlord draws upon the Letter of Credit and any portion of the proceeds thereof is not required for such purposes, Landlord shall hold such unused proceeds as a Cash Security Deposit. The use or application of the proceeds of the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. Tenant shall, within ten (10) days after notice from Landlord, deposit with Landlord in certified funds an amount equal to any portion of the Letter of Credit or Cash Security Deposit which may be applied by Landlord to the cure of any violation by Tenant as described hereunder.

         4. The parties agree that so long as Tenant has fully and faithfully complied with all provisions of this Lease, then, to the extent that Landlord has not applied the Letter of Credit or Cash Security Deposit as described herein, the Letter of Credit shall be reduced to zero (--0--) within sixty (60) days after the earlier to occur of (a) the twenty fourth (24th) full calendar month of the Term, or (b) the date that Tenant completes a public offering of its stock. Tenant shall not assign, pledge or otherwise transfer any interest in the Letter of Credit except as part of an assignment of this Lease approved by Landlord under Article 13, and any attempt to do so shall be null and void.

                                   EXHIBIT F-1
                  FORM OF LETTER OF CREDIT FOR SECURITY DEPOSIT

                        (Letterhead and Address of Bank)
___________, 19__

CMD Properties, Inc.
C/o CMD Realty Investors, Inc.
Suite 135
2500 Meridian Parkway
Durham, North Carolina 27713

         Re:      Clean Irrevocable Standby Letter of Credit
                  No. _______________________

Ladies and Gentlemen:

         We hereby establish our Clean Irrevocable Standby Letter of Credit No. __________________ in your favor for the account of OpenSite Technologies, Inc. ("Tenant") in the aggregate amount of Thirty-four thousand Four hundred and Twenty and 38/100 ($34,420.38).

         You may draw upon such Letter of Credit at sight at the above address or any of our other offices on or before June 30, 2000, or such annual anniversary thereof to which such date may be extended as provided herein. This Letter of Credit shall be automatically extended without amendment for one (1) one year period, unless at least thirty (30) days prior to the present or any future expiration date, we shall notify you by certified mail that we elect not to renew this Letter of Credit (such notice to be deemed given when received by you). Upon receipt of such notice, you may draw upon this Letter of Credit as provided herein.

You may draw upon this Letter of Credit upon the presentation of your draft, executed by a officer of your company or its general partner, accompanied by his/her written statement that you are entitled to draw down the same pursuant to that certain lease between CMD Properties, Inc., as landlord, and OpenSite Technologies, Inc., as tenant, dated May __, 1999, by reason that the tenant has breached or defaulted in the performance of a term or condition under the aforesaid lease and has failed to cure the same after the expiration of any applicable cure period, and therefore the undersigned is entitled to the amount set forth in the draft. We will honor the same without requiring anything further of any party or person and regardless of any contrary claims, demands or instruction. You may make partial drawings not to exceed in the aggregate the foregoing amount.

         This Letter of Credit is binding upon, and shall inure to the benefit of, the parties and their successors and assigns (without limitation as to the number of times this Letter of Credit may be transferred). This Letter of Credit sets forth our entire undertaking, and shall not be modified, amended or expanded by reference to any other document, instrument or agreement. Except to the extent expressly inconsistent therewith, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, and the Uniform Commercial Code as adopted in the State in which this Bank is located, as the same may be revised from time to time. In the event of conflict between the Uniform Customs and Practice and the Uniform Commercial Code, the latter shall govern and control.
                                         (Name of Bank)
                                         By:_______________________________
                                                    Vice President

                                    EXHIBIT G

                              TENANT EXTERIOR SIGN

         1. Sign Space. Landlord hereby grants Tenant a non-exclusive license to use a portion of the Property ("Sign Space") located in the area described as the arched entryway over the main entrance to the Building, as shown on Exhibit G-1, only for the purpose of installing a Sign ("Sign") identifying the name "OpenSite Technologies" or other name adopted by Tenant (subject to Section 5 below) and for no other purpose, subject to the following provisions.

         2. Sign Space Fees. [Intentionally Deleted]

         3. Term of License. The term of this license ("License Term") shall commence on the Commencement Date, and shall continue until the earlier to occur of the expiration or earlier termination of the Lease or, at Landlord's option, Tenant's abandonment of the Premises, subject to the other provisions hereof. However, at Landlord's option by written notice to Tenant, the License Term shall: (a) not commence until the Commencement Date, and (b) terminate at any time thereafter that Tenant and its employees cease to occupy at least 10,000 square feet of rentable area in the Building (whether such cessation is due to Tenant having assigned its rights under the lease or having subleased a portion or portions of such space, or having actually vacated such space or a portion thereof, and without limitation as to any other rights available to Landlord to terminate this license).

         4. Access. Landlord shall permit Tenant reasonable access to the Sign for the purposes permitted hereunder, during normal business hours at the Property upon reasonable advance notice and scheduling through Landlord's management and security personnel. Access after normal business hours may be granted by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose. Without limiting Landlord's other rights under the Lease, Landlord reserves the right to add or subtract other signs and inspect and make repairs, additions or alterations to the Sign Space or area of the Property where the Sign Space is located. In connection with exercising such rights, Landlord may temporarily disconnect the Sign and/or move the Sign to other comparable space. The exercise by Landlord or any of its rights under this Paragraph shall not be deemed an eviction or disturbance of Tenant's use of the roof.

         5. Design and Installation. Tenant shall not install the Sign, or thereafter make any alterations, or additions to the Sign without Landlord's prior written consent, which shall not be unreasonably withheld except as expressly otherwise set forth herein. Landlord shall approve or reject the proposed installation of the Sign within a reasonable time after Tenant submits
(a) plans and specifications for the installation of the Sign, (b) copies of all required governmental and quasi-governmental permits, licenses, and authorizations which Tenant will obtain at its own expense, and (c) a certificate of insurance evidencing the coverage required herein. Tenant's Sign plans must be professionally prepared and shall show all aspects of the design, including, but not limited to, font of lettering, number of letters, content, color and finish, type and quality of materials, dimensions of the Sign and of every detail (including letters), and all other details of the Sign, placement of the Sign, and whether it will be illuminated. Landlord may withhold approval of any aspect of the Sign plans affecting the appearance (including, without limitation, the name to be used in the sign) or image of the Property in Landlord's sole and absolute discretion, but shall not unreasonably withhold approval of other aspects of the Sign plans. Landlord may require that any installation or other work be done in accordance with any Property rules, standards or other requirements for installations and/or under the supervision of Landlord's employees or agents, and in a manner so as to avoid damage to the Property. All installation work shall be performed in a good and workmanlike manner, in accordance with all governmental requirements and in accordance with all provisions of the Lease respecting Work to the Premises.

         6. Removal. Upon termination of the Lease or this License, by expiration or otherwise, Tenant shall, immediately after written request by Landlord, disconnect and remove the Sign and fully repair and restore the Sign Space to the same or better condition than prior to installation of the Sign, ordinary wear and tear, and damage from fire or other casualty not the fault of Tenant excepted. Tenant shall promptly and properly repair (or at Landlord's option, pay Landlord's reasonable charges for repairing) during the License Term and upon termination of the Lease or this License, any leaks or other damage or injury to the Property (or contents thereof) caused by Tenant's use of the Sign Space or the installation, use, maintenance or removal of the Sign. If Tenant does not immediately repair any such leaks, damage or injury, or does not remove the Sign when so required, Tenant hereby authorizes Landlord to make such repairs or remove and dispose of the Sign and Tenant shall promptly pay Landlord's reasonable charges for doing so.

         7. Condition; Permits. As of the Commencement Date of this Lease, Tenant agrees that Tenant has inspected the Sign Space and agrees to accept the same hereunder "as is". Landlord does not represent or warrant that Sign or its placement in the Sign Space will comply with any applicable federal, state, county or local Laws or ordinances or the regulations of any of their agencies, nor with any covenants, conditions or restrictions that may apply to the Property, nor that the Sign Space will be suitable for Tenant's purposes. Tenant shall at all times comply with any applicable federal, state, county or local laws or ordinances, and all applicable covenants, conditions and restrictions, pertaining to Tenant's installation and use of the Sign. Tenant's failure or inability to obtain any necessary permits, approvals, variances or waivers respecting the Sign and Sign Space shall not excuse Tenant from any obligations under this Lease; any variances or waivers shall be subject to Landlord's prior written approval to determine whether such variances or waivers may limit any rights to place or maintain other Signs at the Property or otherwise adversely affect Landlord or the Property.

         8. Miscellaneous Sign Provisions.

         (a) Tenant shall maintain the Sign in good, sightly and first class appearance, condition and repair, and so as not to detract from the appearance or image of the Property.

         (b) The Sign shall not be illuminated unless Landlord expressly approves or requires such illumination in writing. If Landlord approves or requires illumination, Tenant shall ensure that the Sign is fully and completely illuminated each night between sunset and midnight (or such other time as Landlord may require, but not beyond sunrise), at Tenant's sole cost and expense.

         (c) Landlord reserves the right to install or permit other parties to install other signs on or about the Property.

         (d) Landlord reserves the right to take, or to grant others the right to take, pictures or films of the Property, and to use the same as Landlord wishes without compensation to Tenant.

         (e) If Tenant shall fail to maintain, repair, or illuminate (if approved or required by Landlord hereunder), the Sign in the condition required hereunder for 48 hours after written notice by Landlord, Landlord may so repair, maintain and illuminate the Sign, at Tenant's cost and expense (which Tenant shall pay to Landlord as additional rent, when billed by Landlord), without limiting Landlord's other rights and remedies.

         (f) Once installation of the Sign has commenced, it shall be completed as soon as possible, and in no event later than three (3) business days thereafter.

         (g) Notwithstanding anything to the contrary contained herein, Landlord reserves the right to require, by written notice to Tenant, that Tenant prepare and submit acceptable Sign plans, obtain permits and any other governmental approvals, install and illuminate the Sign as soon as possible and in no event later than three (3) months after the Commencement Date under the Lease.

         (h) Tenant shall ensure that the Sign does not interfere with any views from any windows in the Property, nor interfere in any way with the ability of Landlord or its tenants and occupants of the Property and neighboring properties to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort that are transmitted through the air or atmosphere, nor interfere with the use of electric, electronic or other facilities, appliances, personal property and fixtures, nor interfere in any way with the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on or about the Property or other property.

         9. Other Provisions. Except to the extent expressly inconsistent herewith, all rights and obligations of the parties respecting the Premises under the Lease shall apply to the Sign Space, including, without limitation, obligations respecting compliance with Laws, hazardous materials, repairs, casualty damage, indemnities and insurance (including waivers of insurers' subrogation rights). If Tenant shall violate this Exhibit, Landlord shall have the right to cancel this license on five (5) days' written notice, unless within such period Tenant cures such violation. In any such events, Landlord may also take action to discontinue providing utilities to the Sign. In case of violations with respect to the same term or condition under this Exhibit more than three (3) times during any twelve (12) month period, the next violation of such term or condition during the succeeding twelve (12) month period, shall at Landlord's election constitute an incurable violation. Such remedies shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity or provided under the Lease.

         10. Tenant's Personal Rights. This license is personal to the Tenant entity which has entered into and signed this document and to an assignee of Tenant's entire interest in the Lease. Under no circumstance whatsoever shall the assignee under a partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right herein.

                                   EXHIBIT G-1




                 [Location and Description of Sign Space area]

                                                                 CMD 129A (8/98)
                                    EXHIBIT H

                    TENANT'S NAME ON LANDLORD'S MONUMENT SIGN

         1. Monument Listing. Landlord hereby grants Tenant a non-exclusive license to have the name "OpenSite Technologies" or other name adopted by Tenant (subject to Section 5 below) listed (such listing is referred to herein as the "Monument Listing") on the existing monument sign (i.e., the tenant directory sign) located in the area of the land adjoining the Building ("Monument") as shown on Exhibit H-1, subject to the following provisions.

         2. Monument Listing Fees. [Intentionally omitted.]

         3. Term of License. The term of this license ("License Term") shall commence on the Commencement Date, and shall continue until the earlier to occur of the expiration or earlier termination of the Lease or, at Landlord's option, Tenant's abandonment of the Premises, subject to the other provisions hereof. However, at Landlord's option by written notice to Tenant, the License Term shall: (a) not commence until the Commencement Date, and (b) terminate at any time thereafter that Tenant and its employees cease to occupy at least 10,000 square feet of rentable area in the Building (whether such cessation is due to Tenant having assigned its rights under the lease or having subleased a portion or portions of such space, or having actually vacated such space or a portion thereof, and without limitation as to any other rights available to Landlord to terminate this license).

         4. Landlord Design/Fabrication/Installation. Except as provided below, Landlord shall install the Monument Listing within a reasonable time after mutual execution of this document and Tenant's occupancy of the Premises, subject to delays beyond Landlord's reasonable control, and the other provisions hereof. Landlord reserves the right to arrange for the fabrication and installation of the Monument Listing using Landlord's current design criteria or standard signage. Tenant shall reimburse Landlord for its out-of-pocket costs for the design, fabrication and installation of the Monument Listing within fifteen (15) days after Landlord bills the same.

         5. Tenant Design/Fabrication/Installation. If Tenant desires to design and/or fabricate and/or install its own Monument Listing, or desires to make any alterations to the Monument Listing, and Landlord is willing to consider the same, Tenant shall first submit for Landlord's written approval: (a) the name and address of the professional sign designer/fabricator/installer to be used by Tenant, (b) a professionally prepared plan ("Monument Listing Plan"), showing all aspects of the design, including, but not limited to, font of lettering, number of letters, content, color and finish, type and quality of materials, dimensions of the Monument Listing and of every detail (including letters), and all other details of the Monument Listing and all components thereof, and (c) copies of all required governmental and quasi-governmental permits, licenses, and authorizations which Tenant will obtain at its own expense. Landlord may withhold or condition approval of the Monument Listing Plan, or any aspect thereof (including, without limitation, the name to be used in the sign), or approval of the designer/fabricator/installer in Landlord's sole and absolute discretion. Landlord shall arrange for installation of any Monument Listing fabricated by Tenant's sign professional, unless Landlord specifically approves of, or requires, installation by Tenant's sign professional. If Landlord approves of, or requires, fabrication or installation of the Monument Listing by Tenant's sign professional, Tenant shall ensure that such work be done in a good and workmanlike manner, strictly in accordance with the approved Monument Listing Plan, and in accordance with the Property rules, standards or other requirements for such work and/or under the supervision of Landlord's employees or agents, in a manner so as to avoid damage to any part of the Property.

         6. Maintenance and Removal. Tenant shall reimburse Landlord for: (a) Tenant's pro rata share of the costs of maintaining and repairing the Monument incurred during any period that Tenant and one or more other parties have Monument Listings on the Monument (such share to be based on an equal division of costs between such parties), and (b) all costs of maintaining and repairing the Monument incurred during any period that Tenant is the only party with a Monument Listing on the Monument. Upon termination of the Lease or this license, by expiration or otherwise, Landlord may remove and dispose of the Monument Listing and repair and restore the Monument to the same condition as prior to installation of the Monument Listing; Tenant shall pay Landlord's reasonable charges for doing so. Tenant shall pay any charges hereunder, as additional Rent, within fifteen (15) days after billing.

         7. Landlord's General Rights. Without limiting Landlord's other rights under the Lease or available at law, Landlord reserves the right to designate and change the position of Tenant's Listing on the Monument, add or subtract other tenant names and signs, and inspect and make repairs, additions or alterations to the Monument or area of the Property where the Monument is located. In connection with exercising such rights, Landlord may replace or move the Monument, and may temporarily remove the Monument Listing in connection therewith. Landlord reserves the right to take, or to grant others the right to take, pictures or films of the Property, and to use the same as Landlord wishes without compensation to Tenant. The exercise by Landlord or any of its rights hereunder shall not be deemed an eviction or a violation of Tenant's rights.

         8. Tenant's Personal Rights. This license is personal to the Tenant entity which has entered into and signed this document and to an assignee of Tenant's entire interest in the Lease. Under no circumstance whatsoever shall the assignee under a partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right herein.

                                   EXHIBIT H-1




                 [Location and Description of Monument Listing]